                                                                   EXHIBIT 10.10

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                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                            COMPASS BANCSHARES, INC.


                                       AND

                         MEGABANK FINANCIAL CORPORATION



                          Dated as of November 4, 1999




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

                                TABLE OF CONTENTS

ARTICLE I. THE MERGER.............................................................................................1
         SECTION 1.1           The Merger.........................................................................1
         SECTION 1.2           Effective Time.....................................................................1
         SECTION 1.3           Certain Effects of the Merger......................................................2
         SECTION 1.4           Articles of Incorporation and By-Laws..............................................2
         SECTION 1.5           Directors and Officers.............................................................2
         SECTION 1.6           Conversion of Shares...............................................................2
         SECTION 1.7           Shareholders' Meeting..............................................................3
         SECTION 1.8           Registration of the Compass Common Stock...........................................3
         SECTION 1.9           Tax Consequences...................................................................4
         SECTION 1.10          Closing............................................................................4
         SECTION 1.11          Modification of Structure..........................................................5

ARTICLE II. DISSENTING SHARES; EXCHANGE OF SHARES.................................................................5
         SECTION 2.1           Dissenting Shares..................................................................5
         SECTION 2.2           Exchange of Shares.................................................................5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................6
         SECTION 3.1           Organization and Qualification.....................................................7
         SECTION 3.2           Company Capitalization.............................................................7
         SECTION 3.3           Subsidiary Capitalization; Other Securities........................................7
         SECTION 3.4           Authority Relative to the Agreement................................................8
         SECTION 3.5           No Violation.......................................................................8
         SECTION 3.6           Consents and Approvals.............................................................9
         SECTION 3.7           Regulatory Reports.................................................................9
         SECTION 3.8           Securities Issuances...............................................................9
         SECTION 3.9           Financial Statements...............................................................9
         SECTION 3.10          Absence of Certain Changes.........................................................10
         SECTION 3.11          Company Indebtedness...............................................................12
         SECTION 3.12          Litigation.........................................................................12
         SECTION 3.13          Tax Matters........................................................................12
         SECTION 3.14          Employee Benefit Plans.............................................................13
         SECTION 3.15          Employment Matters.................................................................16
         SECTION 3.16          Leases, Contracts and Agreements...................................................16
         SECTION 3.17          Related Company Transactions.......................................................17
         SECTION 3.18          Compliance with Laws...............................................................17
         SECTION 3.19          Insurance..........................................................................17
         SECTION 3.20          Loans..............................................................................17
         SECTION 3.21          Fiduciary Responsibilities.........................................................17
         SECTION 3.22          Patents, Trademarks and Copyrights.................................................18
         SECTION 3.23          Environmental Compliance...........................................................18
         SECTION 3.24          Regulatory Actions.................................................................19
         SECTION 3.25          Title to Properties; Encumbrances..................................................19

                                       i

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
         SECTION 3.26          Shareholder List..................................................................20
         SECTION 3.27          Dissenting Shareholders...........................................................20
         SECTION 3.28          Takeover Laws.....................................................................20
         SECTION 3.29          Employee Stock Options............................................................20
         SECTION 3.30          Accounting Matters................................................................20
         SECTION 3.31          Year 2000 Representation..........................................................20
         SECTION 3.32          Title Companies...................................................................21
         SECTION 3.33          Representations Not Misleading....................................................21

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................21
         SECTION 4.1           Organization and Authority........................................................21
         SECTION 4.2           Authority Relative to Agreement...................................................21
         SECTION 4.3           Financial Reports.................................................................22
         SECTION 4.4           Capitalization....................................................................23
         SECTION 4.5           Consents and Approvals............................................................23
         SECTION 4.6           Availability of the Compass Common Stock..........................................23
         SECTION 4.7           Regulatory Actions................................................................23
         SECTION 4.8           Takeover Laws.....................................................................23
         SECTION 4.9           Accounting Matters................................................................24
         SECTION 4.10          Representations Not Misleading....................................................24
         SECTION 4.11          Litigation........................................................................24
         SECTION 4.12          Absence of Certain Changes........................................................24

ARTICLE V. COVENANTS OF THE COMPANY..............................................................................24
         SECTION 5.1           Affirmative Covenants of the Company..............................................24
         SECTION 5.2           Negative Covenants of the Company.................................................26

ARTICLE VI. ADDITIONAL AGREEMENTS................................................................................28
         SECTION 6.1           Access To, and Information Concerning, Properties and Records.....................28
         SECTION 6.2           Filing of Regulatory Approvals....................................................28
         SECTION 6.3           Miscellaneous Agreements and Consents.............................................29
         SECTION 6.4           Company Indebtedness..............................................................29
         SECTION 6.5           Best Good Faith Efforts...........................................................29
         SECTION 6.6           Exclusivity.......................................................................29
         SECTION 6.7           Public Announcement...............................................................30
         SECTION 6.8           Employee Benefit Plans............................................................30
         SECTION 6.9           Merger of Bank....................................................................31
         SECTION 6.10          Environmental Investigation; Right to Terminate Agreement.........................31
         SECTION 6.11          Proxies...........................................................................33
         SECTION 6.12          Exchange Agreement................................................................33
         SECTION 6.13          Year 2000 Investigation...........................................................34
         SECTION 6.14          Director and Officer Indemnification..............................................34
         SECTION 6.15          Exercise of Convertible Securities................................................35
         SECTION 6.16          Actions Respecting Debentures.....................................................35
         SECTION 6.17          Publication of 30 Days of Post Combination Results................................35


                                       ii

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
         SECTION 6.18          Notification of Related Party Transactions........................................36

ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE MERGER............................................................36
         SECTION 7.1           Conditions to Each Party's Obligation to Effect the Merger........................36
         SECTION 7.2           Conditions to the Obligations of Compass and Merger Sub
                               to Effect the Merger............................................................. 37
         SECTION 7.3           Conditions to the Obligations of the Company to Effect the Merger.................39

ARTICLE VIII. TERMINATION; AMENDMENT; WAIVER.....................................................................40
         SECTION 8.1           Termination.......................................................................40
         SECTION 8.2           Effect of Termination.............................................................42
         SECTION 8.3           Amendment.........................................................................42
         SECTION 8.4           Extension; Waiver.................................................................42
         SECTION 8.5           Termination Fee...................................................................42

ARTICLE IX. SURVIVAL.............................................................................................42
         SECTION 9.1           Survival of Representations and Warranties........................................42

ARTICLE X. MISCELLANEOUS.........................................................................................43
         SECTION 10.1          Expenses..........................................................................43
         SECTION 10.2          Brokers and Finders...............................................................43
         SECTION 10.3          Entire Agreement; Assignment......................................................43
         SECTION 10.4          Further Assurances................................................................43
         SECTION 10.5          Enforcement of the Agreement......................................................44
         SECTION 10.6          Severability......................................................................44
         SECTION 10.7          Notices...........................................................................44
         SECTION 10.8          Governing Law.....................................................................45
         SECTION 10.9          Descriptive Headings..............................................................45
         SECTION 10.10         Parties in Interest...............................................................45
         SECTION 10.11         Counterparts......................................................................45
         SECTION 10.12         Incorporation by References.......................................................45
         SECTION 10.13         Certain Definitions...............................................................45

ATTACHMENTS

         EXHIBITS

             A.       Pooling Transfer Restrictions Agreement

             B.       Exchange Agent Agreement

             C.       Pooling of Interest Criteria

             D.       Voting Agreement and Irrevocable Proxy

             E.       Opinion of Counsel for the Company and the Bank

             F.       Opinion of Counsel for Compass and Merger Sub

             G.       Representations Certificate

             H.       Release

             I.       Release

             J.       Tax Opinion


LIST OF SCHEDULES

Schedule 3.2       Company Capitalization

Schedule 3.3       Subsidiary Capitalization; List of Equity Ownership

Schedule 3.5 Violations of Law; Conflicts of Interest; Share Litigation; Termination of Existence

Schedule 3.6       Company Prior Consents

Schedule 3.7       Regulatory Reports

Schedule 3.10      Absence of Material Changes or Adverse Effects

Schedule 3.12      Company Legal Proceedings

Schedule 3.13      Tax Liabilities

Schedule 3.14(a)   Employee Welfare Benefit Plans


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

Schedule 3.14(b)   Employee Pension Benefit Plans

Schedule 3.14(c)   Deferred Compensation, Bonus and Stock Purchase Plans

Schedule 3.14(l) Additional Payments Due Under Deferred Compensation, Bonus, Employee Welfare Benefit Plans and Employee Pension Benefit Plans

Schedule 3.15      Employment Contracts and Collective Bargaining Agreements

Schedule 3.16 Leases, Subleases, Contracts and Agreements; Participations; Default of Contracts; Marketable Title

Schedule 3.17      Related Company Transactions

Schedule 3.18      Compliance with Laws

Schedule 3.19      Insurance Policies

Schedule 3.20      Loans Exceeding Legal Lending Limit, Troubled Loans

Schedule 3.22      Patents, Trademarks and Copyrights

Schedule 3.23      Environmental Compliance

Schedule 3.24      Regulatory Actions; Agreements

Schedule 3.25      Title to Properties; Title Policies; Property

Schedule 3.29      Stock Option Plans

Schedule 4.2       Compass Prior Consents

Schedule 5.1(j)    List of Accounts and Safe Deposit Boxes

Schedule 5.1(k) List of Liabilities and Obligations of the Company and the Bank

Schedule 6.11      List of Proxy Holders Voting Affirmatively for the Agreement

Schedule 10.13(f)  List of Officers with Knowledge

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of November 4, 1999, by and between Compass Bancshares, Inc. a Delaware corporation ("Compass"), and MegaBank Financial Corporation, a Colorado corporation ("Company").

         WHEREAS, Compass desires to affiliate with the Company and its wholly owned subsidiary, MegaBank, a federal savings bank (the "Bank"), and the Company and the Bank desire to affiliate with Compass in the manner provided in this Agreement;

         WHEREAS, Compass and the Company believe that the Merger (as defined herein) of the Company with a to-be-formed subsidiary ("Merger Sub") of Compass incorporated under the laws of the State of Colorado to be added as a party to this Agreement after the date hereof in the manner provided by, and subject to the terms and conditions set forth in, this Agreement and all exhibits, schedules and supplements hereto is desirable and in the best interests of their respective institutions and shareholders;

         WHEREAS, Compass, Merger Sub and the Company intend the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

         WHEREAS, the respective boards of directors of the Company and Compass have approved this Agreement and the proposed transactions substantially on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Colorado Business Corporation Act (the "CBCA"), Merger Sub shall be merged with and into the Company (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VII hereof. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Merger Sub shall cease. Compass shall not be deemed a party to the Merger for the purposes of Section 7-111-106 of the CBCA.

         SECTION 1.2 Effective Time. The Merger shall be consummated by the filing by the Colorado Secretary of State of Articles of Merger, in the form required by and executed in accordance with the relevant provisions of the CBCA, and by the issuance of a Certificate of Merger by the Secretary of State of Colorado. (The date of such issuance and filing or such other time and date as may be specified in the Articles and Certificate of Merger shall be the "Effective Time").

         SECTION 1.3 Certain Effects of the Merger. The Merger shall have the effects set forth in Article 7-111-106 of the CBCA.

         SECTION 1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation and the By-Laws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation.

         SECTION 1.5 Directors and Officers. The directors and officers of Merger Sub at the Effective Time shall be the directors and officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.6 Conversion of Shares.

         (a) Each share of the Company's common stock, no par value per share ("Company Common Stock" or "Shares"), issued and outstanding immediately prior to the Effective Time ("Common Shares Outstanding"), other than Dissenting Shares (as defined in Section 2.1), shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive the consideration payable as set forth below (the "Merger Consideration") to the holder of record thereof, without interest thereon, upon surrender of the certificate representing such Share. For the purposes of determining the number of Common Shares Outstanding, the number of Shares issued and outstanding shall be increased by the number and class of Shares that may be acquired upon exercise or conversion of any warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares which is in effect or outstanding immediately prior to the Effective Time and shall include, without limitation, Shares issuable in respect of the Empire Merger Agreement (as defined in Section 10.13(g) hereof) due to the consummation of the Merger. At the Closing, the Company shall calculate and certify to Compass the Common Shares Outstanding.

         (b) Each holder of Company Common Stock shall receive for each share of Company Common Stock held immediately prior to the Effective Time Merger Consideration equal to the quotient of 3,370,000 shares of Compass Common Stock, par value $2.00 per share ("Compass Common Stock") divided by the Common Shares Outstanding. In no event, however, shall Compass be obligated to issue any more than 3,370,000 shares of Compass Common Stock in exchange for all Common Shares Outstanding. The ratio of the number of shares of Compass Common Stock to be exchanged for each Share, respectively, shall be adjusted appropriately to reflect any stock dividends or splits with respect to Compass Common Stock, where the record date or payment occurs prior to the Effective Time.

         (c) Compass will not issue any certificates for any fractional shares of Compass Common Stock otherwise issuable pursuant to the Merger. In lieu of issuing such fractional shares, Compass shall pay cash to any holder of Shares otherwise entitled to receive such fractional share. Such cash payment shall be based on the average of the closing sale price for

Compass Common Stock as reported by the NASDAQ National Market System for the twenty days of trading preceding the fifth trading day prior to the Effective Time ("Average Closing Price").

         (d) Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into 7,769,709 shares of common stock of the Surviving Corporation.

         SECTION 1.7 Shareholders' Meeting. The Company, acting through its Board of Directors, shall, in accordance with applicable law:

         (a) duly call, give notice of, convene and hold a meeting (the "Shareholders' Meeting") of its shareholders as soon as practicable after the Registration Statement (as defined herein) is declared effective by the Securities and Exchange Commission ("SEC") for the purpose of approving and adopting this Agreement;

         (b) require no greater than the minimum vote required by applicable law, or its Articles of Incorporation, if greater, of each class of the Shares in order to approve the Merger;

         (c) include in the Proxy Statement (defined in Section 1.8(a)) below) the unanimous recommendation of its Board of Directors that the shareholders of the Company vote in favor of the approval and adoption of this Agreement; and

         (d) use its best efforts to obtain the approval and adoption of the Merger by shareholders holding at least the minimum number of shares of each class of the shares entitled to vote at the Shareholders' Meeting to approve the Merger under applicable law or its Articles of Incorporation, if greater.

         SECTION 1.8 Registration of the Compass Common Stock.

         (a) Compass shall prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Compass with the SEC under the Securities Act of 1933, as amended ("Securities Act"), covering the shares of Compass Common Stock to be issued to Company shareholders in the Merger, including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement"). The Company agrees to cooperate, and to cause its Subsidiaries to cooperate, with Compass, its counsel and its accountants, in the preparation of the Registration Statement and the Proxy Statement; and provided that the Company and its Subsidiaries have cooperated as required above, Compass agrees to file the Registration Statement with the SEC as promptly as reasonably practicable and shall use reasonable efforts to cause such filing to occur within 50 days after execution of this Agreement, subject to the receipt of all necessary information on the part of the Company for inclusion in the Registration Statement and Proxy Statement. Each of the Company and Compass agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Compass also agrees to use all reasonable efforts to obtain, prior to or at the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the Merger contemplated by this Agreement. The

Company agrees to furnish to Compass all information concerning the Company, its Subsidiaries, officers, directors and stockholders as may be requested in connection with the foregoing.

         (b) Each of the Company and Compass agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to the Company stockholders and at the time of the Shareholders' Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made will be false or misleading, with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of the Company and Compass further agrees that if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading to promptly inform the party thereof and to take the necessary steps to correct the Proxy Statement.

         (c) Compass agrees to advise the Company promptly after Compass receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Compass Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose or of any request by the SEC for the amendment or supplement of the Registration Statement.

         (d) Within 30 days after the date hereof, the Company shall enter into and cause each Company shareholder who is an "affiliate" (as defined in SEC Rule
405) of the Company to enter into with Compass a written agreement in substantially the form of Exhibit A attached hereto.

         SECTION 1.9 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and the parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

         SECTION 1.10 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the vote of the shareholders of the Company in favor of the approval and adoption of this Agreement has been obtained, and the satisfaction or waiver, if permissible, of the conditions set forth in
Article VII hereof, the Company and Merger Sub shall execute and deliver the Articles of Merger as described in Section 1.2, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective; provided, however, that the Effective Time shall not occur prior to April 1, 2000, unless otherwise agreed. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the office of Locke Liddell & Sapp LLP in Houston, Texas (or such other place as the parties may agree) for the purpose of confirming all of the foregoing.

         SECTION 1.11 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, Compass may elect with the prior written consent of the Company (such consent not to be unreasonably withheld), subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal income tax consequences to the shareholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification, (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals, and (iv) adversely affect the rights, privileges, and preferences of the Company Subordinated Debentures (as defined herein).

                                  ARTICLE II.

                      DISSENTING SHARES; EXCHANGE OF SHARES

         SECTION 2.1 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such Shares in favor of the Merger and who shall have delivered a written demand for payment of the fair value of such Shares within the time and in the manner provided in Article 113 of the CBCA (the "Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration provided in Section 1.6 of this Agreement, unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost his right to appraisal and payment under the CBCA. If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration without any interest thereon.

         SECTION 2.2 Exchange of Shares.

         (a) At or prior to the Effective Time pursuant to an exchange agent agreement in substantially the form attached hereto as Exhibit B (the "Exchange Agreement"), Compass shall (i) deposit with Continental Stock Transfer and Trust Company (the "Exchange Agent") the shares of Compass Common Stock in the amounts provided in Section 1.6 to effect the exchange of Compass Common Stock for certificates formerly representing shares of Company Common Stock; and (ii) deposit or cause to be deposited with the Exchange Agent, prior to the Effective Time cash in an aggregate amount estimated to be sufficient to make the cash payments in lieu of fractional shares of Compass Common Stock pursuant to
Section 1.6 hereof and to make the appropriate cash payments, if any, to holders of Dissenting Shares (such amounts being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions jointly given by the Company and Compass, promptly make the payments in lieu of fractional shares out of the Exchange Fund upon surrender of Shares in accordance with Section 2.2(b) hereof. Payments to dissenting shareholders shall be made as required by Article 113 of the CBCA. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of an outstanding certificate or certificates which as of the Effective Time represented Shares (the "Certificates"), a form letter of transmittal approved by the Company and Compass (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor cash and Compass Common Stock in the amount provided in Section 1.6 hereof, and such Certificate shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon surrender of the Certificate and no dividend will be disbursed with respect to the shares of Compass Common Stock until the holder's Shares are surrendered in exchange therefor. If payment or delivery of Compass Common Stock is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment and delivery of Compass Common Stock to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes the right to receive the Merger Consideration without any interest thereon.

         (c) After the Effective Time, the stock transfer ledger of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares which were outstanding immediately prior to such time of filing. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be promptly presented to the Exchange Agent and exchanged as provided in this Article II.

         (d) Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the shareholders of the Company for six months after the Effective Time shall be paid to Compass, and the holders of Shares not theretofore presented to the Exchange Agent shall look to Compass only, and not the Exchange Agent, for the payment of any Merger Consideration in respect of such shares.

                                  ARTICLE III.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby makes the representations and warranties set forth in this Article III to Compass. The Company has delivered to Compass the Schedules to this Agreement referred to in this Article III prior to the date hereof. The Company agrees at the Closing to provide

Compass and Merger Sub with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of the Closing.

         SECTION 3.1 Organization and Qualification. The Company is a Colorado corporation and a unitary savings and loan holding company under the Home Owners' Loan Act, as amended, and is duly organized, validly existing and in good standing under the laws of the State of Colorado and all laws, rules, and regulations applicable to unitary savings and loan holding companies. The Bank is a federal savings bank, duly organized, validly existing and in good standing under the laws of the United States of America, and is not a member of the Federal Reserve System. Each of the Company and its Subsidiaries (as defined in
Section 10.13(a)) has all requisite corporate power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. Except as set forth on Schedule 3.17, the Company does not own or control any Affiliate (as defined in Section 3.17) other than the Bank. True and correct copies of the Articles of Incorporation or Association, Bylaws and charter documents of the Company and its Subsidiaries, with all amendments thereto through the date of this Agreement, have been delivered by the Company to Compass. The Company's Subsidiaries are duly qualified or licensed to do business and are in good standing in the State of Colorado. The nature of the business of the Company and its Subsidiaries and their respective activities, as currently conducted, do not require them to be qualified to do business in any jurisdiction other than the State of Colorado.

         SECTION 3.2 Company Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (a) 50,000,000 shares of Company Common Stock, of which 7,769,709 shares are issued and outstanding, of which 99,000 shares are subject to option, and none of which are held in treasury, and (b) 10,000,000 shares of Preferred Stock, no par value per share, none of which are outstanding. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, convertible securities, rights, warrants, calls, or other agreements or commitments of any kind issued or granted by, or binding upon, the Company or its Subsidiaries to purchase or otherwise acquire any security of or equity interest in the Company or its Subsidiaries. Except as set forth on Schedule 3.2, there are no outstanding subscriptions, options, rights, warrants, calls, convertible securities or other agreements or commitments obligating the Company to issue any shares of the Company, or to the knowledge of the Company, irrevocable proxies or any agreements restricting the transfer of or otherwise relating to shares of its capital stock of any class. All of the Shares that have been issued have been duly authorized, validly issued and are fully paid and non-assessable, and are free of preemptive rights. There are no restrictions applicable to the payment of dividends on the Shares except pursuant to the CBCA and applicable banking laws and regulations and all dividends declared prior to the date hereof have been paid.

         SECTION 3.3 Subsidiary Capitalization; Other Securities. All of the issued and outstanding shares of the capital stock of the Company's Subsidiaries
(i) are duly authorized, validly issued, fully paid and nonassessable, (ii) except as referred to in Schedule 3.3 are free and clear of any liens, claims, security interests and encumbrances of any kind, and (iii) there are no irrevocable proxies with respect to such shares and there are no outstanding or authorized subscriptions, options, warrants, calls, rights, or other agreements or commitments of any kind restricting the transfer of, requiring the issuance or sale of, or otherwise relating to any of such shares of capital stock to any person. Except as set forth on Schedule 3.3 hereto, the Company owns, directly, all of the issued and outstanding capital stock of its Subsidiaries. Set forth on Schedule 3.3 hereto is a list of all equity ownership by the Company or its Subsidiaries for the account of the Company or its Subsidiaries in any other person other than the Bank (the "Other Securities"). The Company or its Subsidiaries own each Other Security free and clear of any lien, encumbrance, security interest or charge. The Other Securities represent less than five percent of the outstanding equity securities of each such person. Neither Empire/MB Real Estate Corporation nor Empire/MB Land Company (the "Real Estate Subsidiaries") has commenced operations or has any assets other than its initial capitalization by the Company.

         SECTION 3.4 Authority Relative to the Agreement. The Company has full corporate power and authority, and, except for the approval by the Company's shareholders, no further proceedings on the part of the Company are necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby which have been duly and validly authorized by its Board of Directors. This Agreement has been duly executed and delivered by the Company and is a duly authorized, valid, legally binding and enforceable obligation of the Company, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over the Company as may be required by statute or regulation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, or result in any violation or breach of or default under the respective Articles of Incorporation or Association or By-Laws of the Company or its Subsidiaries.

         SECTION 3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, following the receipt of such approvals as may be required from the Company's shareholders, the SEC, the Office of Thrift Supervision ("OTS"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Commissioner for the Colorado Division of Banking ("Commissioner") and the Alabama Superintendent of Banks ("Superintendent") and any required notification to the Colorado Division of Insurance ("Insurance Division") will
(i) violate (with or without the giving of notice or the passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to the Company or its Subsidiaries or (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which the Company or its Subsidiaries is a party or by which any of their assets or properties are subject or bound. Except as set forth on Schedule 3.5, there are no proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened, against the Company, its Subsidiaries or involving the Shares, at law or in equity or before or by any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to Compass or Merger Sub upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in
Schedule 3.5, or as contemplated hereby, the corporate existence, business organization, assets, licenses, permits, authorizations and contracts of the Company and its Subsidiaries will not be terminated or impaired by reason of the execution, delivery or performance by the Company of this Agreement or consummation by the Company of the transactions contemplated hereby, assuming the receipt of required shareholder and regulatory approvals.

         SECTION 3.6 Consents and Approvals. The Company's Board of Directors (at a meeting called and duly held) has unanimously determined that the Merger is fair to the Company's shareholders and has unanimously resolved to recommend approval and adoption of this Agreement by the Company's shareholders. Except as described in Schedule 3.6 hereto, no prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby or the resulting change of control of its Subsidiaries, except the filing of the Articles of Merger under the CBCA, and such approvals as may be required from the SEC, the FRB, the OTS, the Superintendent, the Commissioner and holders of Shares under the CBCA and notification to the Insurance Division.

         SECTION 3.7 Regulatory Reports. Except as set forth on Schedule 3.7, the Company and its Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made thereto, that are required to be filed with the FRB, the OTS, the Commissioner, the FDIC, or any other regulatory authority having jurisdiction over any such persons, other than plans, reports or information listed on Schedule 3.7.

         SECTION 3.8 Securities Issuances. All issuances of securities by the Company and its Subsidiaries have been registered under the Securities Act, the Securities Act of the State of Colorado, and all other applicable laws or were exempt from any such registration requirements. The Company and its Subsidiaries have made all filings required to be made in compliance with the Exchange Act of 1934, as amended (the "Exchange Act"). None of the information contained in any filing by the Company or any Subsidiary is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleadings.

         SECTION 3.9 Financial Statements. The Company has provided Compass with a true and complete copy of the audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity and changes in cash flows for the years ended December 31, 1998 and 1997, plus management prepared consolidating financial statements of the Company's Subsidiaries, and the consolidated statements of financial position of the Company and its Subsidiaries as of March 31 and June 30 1999 and the related consolidated statements of income, shareholders' equity and changes in cash flows for the three- and six- month periods ended March 31 and June 30, 1999, and promptly following their availability the Company will provide Compass with the Company's audited consolidated statement of financial position of the Company and its Subsidiaries as of December 31, 1999 and the related consolidated statements of income, shareholders' equity and changes in cash flow for the year ended December 31, 1999 (such consolidated statements of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows are collectively referred to herein as the "Consolidated Financial Statements"), plus all management prepared consolidating financial statements for its Subsidiaries (collectively, with the Consolidated Financial Statements and the notes and schedules thereto, referred to as the "Financial Statements"). Except as described in the notes to the Consolidated Financial Statements, the Consolidated Financial Statements, including the consolidated statement of financial position and the related consolidated statements of income, shareholders' equity and changes in cash flows (including the related notes thereto) of the Company and its Subsidiaries, fairly present the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and changes in consolidated financial position of the Company and its Subsidiaries for the periods then ended, in conformity with Generally Accepted Accounting Principles ("GAAP") applied on a basis consistent with prior periods (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and in the case of unaudited interim financial statements and management prepared consolidating financial statements, to the fact that they do not contain all of the footnote disclosures required by
GAAP), except as otherwise noted therein, and the accounting records underlying the Consolidated Financial Statements accurately and fairly reflect in all material respects the transactions of the Company and its Subsidiaries. As of their dates, the Consolidated Financial Statements conformed, or will conform when delivered, in all material respects with all applicable rules and regulations promulgated by the FRB, the OTS, the Commissioner, and the FDIC. Neither the Company nor its Subsidiaries have any liabilities or obligations of a type which should be included in or reflected on the Financial Statements if prepared in accordance with GAAP, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in the Financial Statements. The Company will provide Compass with the unaudited consolidated and unconsolidated statements of financial position of the Company and its Subsidiaries as of the end of each month hereafter, prepared on a basis consistent with prior periods and promptly following their availability, the Company will provide Compass with the Thrift Financial Reports of its Subsidiaries for all periods ending after June 30, 1999. The Company and its Subsidiaries have no off balance sheet liabilities associated with financial derivative products or potential liabilities associated with financial derivative products.

         SECTION 3.10 Absence of Certain Changes. Except as and to the extent set forth on Schedule 3.10, since June 30, 1999 (the "Balance Sheet Date") neither the Company nor any of its Subsidiaries has:

         (a) made any amendment to its Articles of Incorporation or Association or Bylaws or changed the character of its business in any material manner;

         (b) suffered any Material Adverse Effect (as defined in Section 10.13(b));

         (c) entered into any agreement, commitment or transaction except in the ordinary course of business and consistent with prudent banking practices;

         (d) except in the ordinary course of business and consistent with prudent banking practices, incurred, assumed or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise);

         (e) permitted or allowed any of its property or assets to be subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than statutory liens not yet delinquent) except in the ordinary course of business and consistent with prudent banking practices;

         (f) except in the ordinary course of business and consistent with prudent banking practices, canceled any debts, waived any claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets;

         (g) disposed of or permitted to lapse any rights to the use of any trademark, service mark, trade name or copyright, or disposed of or disclosed to any person other than its employees or agents, any trade secret not theretofore a matter of public knowledge;

         (h) except for regular salary increases granted in the ordinary course of business within the Company's or its Subsidiaries' 1999 budgets and consistent with prior practices, granted any increase in compensation or paid or agreed to pay or accrue any bonus, percentage compensation, service award, severance payment or like benefit to or for the credit of any director, officer, employee or agent, or entered into any employment or consulting contract or other agreement with any director, officer or employee or adopted, amended or terminated any pension, employee welfare, retirement, stock purchase, stock option, stock appreciation rights, termination, severance, income protection, golden parachute, savings or profit-sharing plan (including trust agreements and insurance contracts embodying such plans), any deferred compensation, or collective bargaining agreement, any group insurance contract or any other incentive, welfare or employee benefit plan, program or agreement maintained by the Company or its Subsidiaries, for the directors, employees or former employees of the Company or its Subsidiaries ("Employee Benefit Plan");

         (i) directly or indirectly declared, set aside or paid any dividend or made any distribution in respect to its capital stock or redeemed, purchased or otherwise acquired, or arranged for the redemption, purchase or acquisition of, any shares of its capital stock or other of its securities, except for dividends paid to the Company by its Subsidiaries;

         (j) organized or acquired any capital stock or other equity securities or acquired any equity or ownership interest in any person (except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, the ownership of which does not expose the Company or its Subsidiaries to any liability from the business, operations or liabilities of such person);

         (k) issued, reserved for issuance, granted, sold or authorized the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (l) made any or acquiesced with any change in any accounting methods, principles or practices;

         (m) experienced any change in relations with customers or clients of the Company or its Subsidiaries which could have a Material Adverse Effect on the Company or its Subsidiaries;

         (n) except for the transactions contemplated by this Agreement or as otherwise permitted hereunder, entered into any transaction, or entered into, modified or amended any contract or commitment, other than in the ordinary course of business and consistent with prudent banking practices; or

         (o) agreed, whether in writing or otherwise, to take any action the performance of which would change the representations contained in this Section
3.10 in the future so that any such representation would not be true in all material respects as of the Closing.

         SECTION 3.11 Company Indebtedness. The Company has delivered to Compass true and complete copies of all loan documents ("Company Loan Documents") related to indebtedness of the Company and its Subsidiaries, other than deposits ("Company Indebtedness"), and made available to Compass all material correspondence concerning the status of Company Indebtedness.

         SECTION 3.12 Litigation. Except as set forth on Schedule 3.12, there are no actions, suits, claims, investigations, reviews or other proceedings pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company or any of its Subsidiaries or involving any of their respective properties or assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or other instrumentality or person or any board of arbitration or similar entity ("Proceeding"). The Company will notify Compass immediately in writing of any Proceedings against the Company or its Subsidiaries other than mechanics liens arising in the ordinary course of business in respect of the loan assets of the Company and its Subsidiaries.

         SECTION 3.13 Tax Matters. The Company and its Subsidiaries have duly filed all tax returns that they were required to file (the "Filed Returns"). All such Filed Returns were correct and complete in all material respects. The Company and its Subsidiaries have paid, or have established adequate reserves for the payment of, all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes required to be paid with respect to the periods covered by the Filed Returns. None of the Company or its Subsidiaries currently is the beneficiary of any extension of time within which to file any tax return. With respect to the periods for which returns have not yet been filed, the Company and its Subsidiaries have established adequate reserves determined in accordance with GAAP for the payment of all federal income taxes and all state and local income taxes and all franchise, property, sales, employment, foreign or other taxes. Except as described in Schedule 3.13, the Company and its Subsidiaries have no direct or indirect liability for the payment of federal income taxes, state and local income taxes, and franchise, property, sales, employment or other taxes in excess of amounts paid or reserves established. There are no liens for any taxes on any assets of the Company or its Subsidiaries except for liens for taxes not yet due or for taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as set forth on Schedule 3.13, the Company has not entered into any tax sharing agreement or other agreement regarding the allocation of the tax liability of the Company or the Bank or similar arrangement with its other Subsidiaries. Set forth on Schedule 3.13 are the dates of filing of all Filed Returns for all fiscal years since and including January 1, 1990 and any amendments thereto which relate to federal or state income or franchise taxes. Neither the Company nor its Subsidiaries have filed any Internal Revenue Service ("IRS") Forms 1139 (Application for Tentative Refund). Except as set forth on Schedule 3.13, there are no pending questions raised in writing by the IRS or other taxing authority for taxes or assessments of the Company or its Subsidiaries, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax assessment or deficiency against the Company or its Subsidiaries for any period. The Company and its Subsidiaries have withheld and paid over all taxes to the proper governmental authorities required to be so withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company and its Subsidiaries are neither obligated to make any payments nor are they parties to any agreement that under certain circumstances could obligate them to make any payments that will not be deductible under Section 280G of the Code. Except as disclosed in
Schedule 3.13, the Company and its Subsidiaries have never agreed to make, nor is the Company or its Subsidiaries required to make, any adjustment under
Section 481(a) of the Code by reason of a change in the method of accounting or otherwise. The Company and its Subsidiaries have not, with regard to any assets held, acquired or to be acquired, filed a consent to the application of Section 341(f) of the Code. None of the Company and its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Company and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company) or (ii) has any liability for the taxes of any person (other than any of the Company and its Subsidiaries) under Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Neither the Company nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes and related governmental charges and any interest or penalties payable in connection with the payment of taxes.

         SECTION 3.14 Employee Benefit Plans. With respect to all employee benefit plans and programs in which employees of the Company or its Subsidiaries participate the following are true and correct:

         (a) Schedule 3.14(a) lists each "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained by the Company or its Subsidiaries or any entity which is a member of a controlled group or affiliated service group with the Company or any of its Subsidiaries under ERISA Section 4001 or Section 414 of the Code (such Subsidiaries and entities collectively, "ERISA Affiliates") or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer welfare plan (such employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans") and sets forth (i) the amount of any liability of the Company or ERISA Affiliates for contributions more than thirty days past due with respect to each Welfare Benefit Plan as of the date hereof and as of the end of any subsequent month ending prior to the Closing and (ii) the annual cost attributable to each of the Welfare Benefit Plans; no Welfare Benefit Plan provides for continuing benefits or coverage for any participant, beneficiary or former employee after such participant's or former employee's termination of employment except as may be required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (b) Schedule 3.14(b) lists each "employee pension benefit plan" (as defined in Section 3(2) of ERISA and not exempted under Section 4(b) or 201 of ERISA) maintained by the Company or an ERISA Affiliate or to which the Company or ERISA Affiliates contribute or are required to contribute, including any multiemployer plan (as defined in Section 3(37) of ERISA) (such employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans");

         (c) Schedule 3.14(c) lists each deferred compensation plan, bonus plan, stock option plan, employee stock purchase plan, restricted stock, excess benefit plan, incentive compensation, stock bonus, cash bonus, severance pay, golden parachute, life insurance, all nonqualified deferred compensation arrangements, rabbi trusts, cafeteria plans, dependent care plans, all unfunded plans and any other employee benefit plans or programs, agreements, arrangements or commitments not required under a previous subsection to be listed (other than normal policies concerning holidays, vacations and salary continuation during short absences for illness or other reasons) maintained by the Company or ERISA Affiliates (referred to as ("Other Programs");

         (d) All of the Pension Benefit Plans and Welfare Benefit Plans and any related trust agreements or annuity contracts (or any other funding instruments) and all Other Programs comply currently, and have complied in the past, in all material respects, both as to form and operation, with the provisions of ERISA, the Code and with all other applicable laws, rules and regulations governing the establishment and operation of the Pension Benefit Plans, Welfare Benefit Plans and all Other Programs; all necessary governmental approvals relating to the establishment of the Pension Benefit Plans have been obtained; and with respect to each Pension Benefit Plan that is intended to be tax-qualified under Section 401(a) or 403(a) of the Code, a favorable determination letter as to the qualification under the Code of each such Pension Benefit Plan and each material amendment thereto has been issued by the Internal Revenue Service (and nothing has occurred since the date of the last such determination letter which resulted in, or is likely to result in the revocation of such determination);

         (e) Each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program has been administered in all material respects in compliance with the requirements of the Code, ERISA and all other applicable laws, and all reports and disclosures required by ERISA, the Code and any other applicable laws with respect to each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program have been timely filed;

         (f) Neither the Company, any Company Subsidiary nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has ever engaged in any transaction in violation of

Section 406 of ERISA (for which transaction no exemption exists under Section 408 of ERISA) or in any "prohibited transaction" as defined in Section 4975(c)(1) of the Code (for which no exemption exists under Section 4975(c)(2) or 4975(d) of the Code);

         (g) Neither the Company nor any ERISA Affiliate is, or has been within the past five years, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Pension Benefit Plan subject to the provisions of Title IV of ERISA, nor has the Company or any ERISA Affiliate maintained or participated in any employee pension benefit plan (defined in Section 3(2) of ERISA) subject to the provision of Title IV of ERISA. In addition, neither the Company nor any ERISA Affiliate (i) is a party to a collective bargaining agreement, (ii) has maintained or contributed to, or has participated in or agreed to participate in, a multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability as defined in
Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA);

         (h) True and complete copies of each Welfare Benefit Plan, each Pension Benefit Plan and each Other Program, related trust agreements or annuity contracts (or any other funding instruments), summary plan descriptions, the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Benefit Plan, the most recent application for a determination letter from the Internal Revenue Service with respect to each Pension Benefit Plan and Annual Reports on Form 5500 Series filed with any governmental agency for each Welfare Benefit Plan, Pension Benefit Plan and Other Program for the three most recent plan years, have been made available to Compass;

         (i) All Welfare Benefit Plans, Pension Benefit Plans, and Other Programs related trust agreements or annuity contracts (or any other funding instruments), are legally valid and binding and in full force and effect and there are no promised increases in benefits (whether expressed, implied, oral or written) under any of these plans nor any obligations, commitments or understandings to continue any of these plans, (whether expressed, implied, oral or written) except as required by Section 4980B of the Code and Sections 601-608 of ERISA;

         (j) There are no claims pending with respect to, or under, any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than routine claims for plan benefits, and there are no disputes or litigation pending or, to the knowledge of Company and its Subsidiaries threatened, with respect to any such plans;

         (k) No action has been taken, nor has there been a failure to take any action that would subject any person or entity to any liability for any income, excise or other tax or penalty in connection with any Pension Benefit Plan, Welfare Benefit Plan or any Other Program, other than for income taxes due with respect to benefits paid; and

         (l) Except as otherwise set forth in Schedule 3.14(l), neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment to be made by the Company or any ERISA Affiliate (including, without limitation, severance, unemployment compensation, golden parachute (defined in Section 280G of the Code), or otherwise) becoming due to any employee, director or consultant, or (ii) increase any benefits otherwise payable under any Welfare Benefit Plan, Pension Benefit Plan, or any Other Program.

         SECTION 3.15 Employment Matters. Except as disclosed on Schedule 3.15, neither the Company nor any Company Subsidiary is a party to any oral or written contracts or agreements granting benefits or rights to employees or any collective bargaining agreement or to any conciliation agreement with the Department of Labor, the Equal Employment Opportunity Commission or any federal, state or local agency which requires equal employment opportunities or affirmative action in employment. There are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board and no similar claims pending before any similar state, local or foreign agency. To the knowledge of the Company, there is no activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company or any Company Subsidiary, nor of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any such employees. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and neither the Company nor its Subsidiaries are engaged in any unfair labor practice.

         SECTION 3.16 Leases, Contracts and Agreements. Schedule 3.16 sets forth an accurate and complete description of all leases, subleases, licenses, contracts and agreements to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound which obligate or may obligate the Company or any Company Subsidiary for an amount in excess of $50,000 per lease, sublease, license, contract or agreement over the entire term of any such agreement or any leases, subleases, licenses, contracts or agreements with a current term of one year or longer (the "Contracts"). The Company has made available to Compass true and correct copies of all Contracts. For the purposes of this Agreement, the Contracts shall be deemed not to include loans made by, repurchase agreements made by, spot foreign exchange transactions of, bankers acceptances of, agreements with Bank customers for trust services, or deposits by the Company or its Subsidiaries, but does include unfunded loan commitments and letters of credit issued by the Company or its Subsidiaries where the borrowers' total direct and indirect indebtedness to its Subsidiaries is in excess of $50,000. Except as set forth in Schedule 3.16, no participations or loans have been sold which have buy back, recourse or guaranty provisions which create contingent or direct liabilities of the Company or its Subsidiaries. All of the Contracts are legal, valid and binding obligations of the parties to the Contracts enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles, and are in full force and effect. Except as described in Schedule 3.16, all rent and other payments by the Company and its Subsidiaries under the Contracts are current, there are no existing defaults by the Company or its Subsidiaries under the Contracts and no termination, condition or other event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default. The Company and each of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all mortgages, pledges, liens, encumbrances and security interests.

         SECTION 3.17 Related Company Transactions. Except as set forth on
Schedule 3.17, there are no agreements, instruments, commitments, extensions of credit, tax sharing or allocation agreements or other contractual agreements of any kind between or among the Company, whether on its own behalf or in its capacity as trustee or custodian for the funds of any employee benefit plan (as defined in ERISA), and any of its Affiliates (including its Subsidiaries). The term "Affiliate" as used in this Agreement means, with respect to any person, any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

         SECTION 3.18 Compliance with Laws. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries is in default in respect to or is in violation of (i) any judgment, order, writ, injunction or decree of any court, or (ii) in any material respect, any statute, law, ordinance, rule, order or regulation of any governmental department, commission, board, bureau, agency or instrumentality, federal, state or local, including (for purposes of illustration and not limitation) capital and FRB reserve requirements, capital ratios and loan limitations of the OTS or the FDIC, and the consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Company or any of its Subsidiaries. The Company and its Subsidiaries have all permits, licenses, and franchises from governmental agencies required to conduct their businesses as they are now being conducted.

         SECTION 3.19 Insurance. The Company and its Subsidiaries have in effect the insurance coverage (including fidelity bonds) described in Schedule 3.19 and have had similar insurance in force for the last 5 years. There have been no claims under such bonds within the last 5 years and neither the Company nor its Subsidiaries is aware of any facts which would form the basis of a claim under such bonds. Neither the Company nor its Subsidiaries has any reason to believe that the existing fidelity coverage would not be renewed by its carrier on substantially the same terms. The Company has made available to Compass true and accurate copies of the policies and declaration pages evidencing such insurance coverage.

         SECTION 3.20 Loans. Each loan reflected as an asset in the Financial Statements is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles; provided, however, that no representation or warranty is made as to the collectibility of such loans. The Company's Subsidiaries do not have in their portfolios any loan exceeding their legal lending limit, and except as disclosed on Schedule 3.20, the Company's Subsidiaries have no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans.

         SECTION 3.21 Fiduciary Responsibilities. The Company and its Subsidiaries have performed in all material respects all of their respective duties as a trustee, custodian, guardian or as an escrow agent in a manner which complies in all material respects with all applicable laws, regulations, orders, agreements, instruments and common law standards.

         SECTION 3.22 Patents, Trademarks and Copyrights. Except as set forth in
Schedule 3.22, neither the Company nor its Subsidiaries require the use of any material patent, patent application, invention, process, trademark (whether registered or unregistered), trademark application, trade name, service mark, copyright, or any material trade secret for the business or operations of the Company or its Subsidiaries. The Company and its Subsidiaries own or are licensed or otherwise have the right to use the items listed in Schedule 3.22.

         SECTION 3.23 Environmental Compliance. Except as set forth in Schedule 3.23:

         (a) The Company, its Subsidiaries and any Property owned or operated by any of them have been and are in compliance with all applicable Environmental Laws (as defined in Section 10.13(c)). There is no past or present event, condition or circumstance that could (1) interfere with the conduct of the business of the Company or its Subsidiaries in the manner now conducted relating to such entity's compliance with Environmental Laws, (2) constitute a violation of, or serve as the basis of liability pursuant to, any Environmental Law or (3) which could have a Material Adverse Effect upon the Company or any Company Subsidiary;

         (b) The Company, its Subsidiaries, and their Properties have not been, and are not now subject to any actual, or, to the knowledge of the Company or any Company Subsidiary, any potential or threatened Proceeding pursuant to any Environmental Law and neither the Company nor any Company Subsidiary has received any notice (whether from any regulatory body or private person) of any actual or alleged violation of, or liability pursuant to, any Environmental Law;

         (c) There is no Property for which the Company or any Company Subsidiary is or was required to obtain any permit, license, or other authorization under RCRA, FWPCA, TSCA, CAA, or any state or local counterparts to any of the foregoing.

         (d) Neither the Company nor any Company Subsidiary has generated any Hazardous Substances for which it was required under an Environmental Law to execute any hazardous waste disposal manifest;

         (e) There are no underground or above ground storage tanks on or under any Property nor any Hazardous Substances (except for asbestos containing material ("ACM")) at, in, on, under or emanating from any Property in any quantity or concentration exceeding any standard or limit established pursuant to any Environmental Law;

         (f) There is no ACM present in any Controlled Property except non-friable ACM which can be managed in place in compliance with Environmental Laws without air monitoring, removal or encapsulation and which is managed under and in compliance with an operations and maintenance program.

         (g) For purposes of this Section 3.23 and Section 6.10, "Property" includes (1) any property (whether real or personal) which the Company or any Company Subsidiary currently or in the past has leased, operated or owned or managed in any manner including without limitation any property acquired by foreclosure or deed in lieu thereof ("Controlled Property") and (2) property now held as security for a loan or other indebtedness by the

Company or any Company Subsidiary or property currently proposed as security for loans or other credit the Company or any Company Subsidiary is currently evaluating whether to extend or has committed to extend ("Collateral Property"). With respect to any Collateral Property, the representations of this Section
3.23 shall be limited to the knowledge of the Company. With respect to any Controlled Property formerly leased, operated, owned or managed by the Company or any Company Subsidiary, the representations of this Section 3.23 shall be construed to relate to conditions, events, facts or circumstances which existed, occurred or commenced prior to the latest date of any leasehold interest, operation, ownership or management of such Controlled Property by the Company or any Company Subsidiary.

         SECTION 3.24 Regulatory Actions. Except as set forth on Schedule 3.24, there are no actions or proceedings pending or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or its Subsidiaries by or before the OTS, the FDIC, the Environmental Protection Agency, the Colorado Department of Health and Environment or any other nation or government, any state or political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Except as set forth on Schedule 3.24, neither the Company nor any of its Subsidiaries are subject to a formal or informal agreement, memorandum of understanding, enforcement action with or any type of financial assistance by any regulatory authority having jurisdiction over such entity. Neither the Company nor any of its Subsidiaries have taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval. Except as set forth in Schedule 3.24, the Company and its Subsidiaries have not received or been made aware of any complaints or inquiries under the Community Reinvestment Act, the Fair Housing Act, the Equal Credit Opportunity Act or any other state or federal anti-discrimination fair lending law and, to the knowledge of the Company and its Subsidiaries, there is no fact or circumstance that would form the basis of any such complaint or inquiry.

         SECTION 3.25 Title to Properties; Encumbrances. Except as set forth on
Schedule 3.25, in notes to the Financial Statements, or for such encumbrances arising by operation of law, the Company and each of its Subsidiaries has unencumbered, good, legal, and indefeasible title to all its properties and assets, real and personal, including, without limitation, all the properties and assets reflected in the Financial Statements except for those properties and assets disposed of for fair market value in the ordinary course of business and consistent with prudent banking practice since the date of the Financial Statements. Except as set forth on Schedule 3.25, the Company has a title policy in full force and effect from a title insurance company which, to the best of Company's knowledge, is solvent, insuring good and indefeasible title to all real property owned by the Company and its Subsidiaries in favor of the Company or its Subsidiaries, whichever is applicable. The Company has made available to Compass all of the files and information in the possession of the Company or its Subsidiaries concerning such properties, including any title exceptions which might affect indefeasible title or value of such property. The Company and its Subsidiaries each hold good and legal title or good and valid leasehold rights to all assets that are necessary for them to conduct their respective businesses as they are currently being conducted. Except as set forth on Schedule 3.25, the Company owns all furniture, equipment, art and other property used to transact business presently located on its premises. Except as set forth on Schedule 3.25, no Property has been deed recorded or otherwise been identified in public records or should have been recorded or so identified as containing Hazardous Substances.

         SECTION 3.26 Shareholder List. The Company has provided to Compass prior to the date of this Agreement a list of the holders of Shares and the holders of any outstanding warrant, option, convertible debenture or other security entitling the holder thereof to acquire Shares as of September 30, 1999 containing the names, addresses and number of Shares or such other securities held of record, which is accurate in all respects as of such date, and the Company will promptly, and in any event prior to the mailing of the Proxy Statement, advise Compass of any significant changes thereto.

         SECTION 3.27 Dissenting Shareholders. The Company and the Bank, and their respective directors, have no knowledge of any plan or intention on the part of any Company shareholders to make written demand for payment of the fair value of such Shares in the manner provided in Article 113 of the CBCA.

         SECTION 3.28 Takeover Laws. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to the Company or any of its Subsidiaries.

         SECTION 3.29 Employee Stock Options. Except as set forth on Schedule 3.29, there are no Company employee stock option plans or provisions in any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary.

         SECTION 3.30 Accounting Matters. Neither the Company nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 3.31 Year 2000 Representation. All software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company and its Subsidiaries are or will be able to record and process all calendar dates (whether before, in or after the year 2000) correctly and will be able to communicate with other applicable systems in a manner that resolves any ambiguities as to century in a properly defined manner (collectively, "Year 2000 Compliant"). The Company and its Subsidiaries have adequately assessed the Year 2000 Compliant status of all vendors, suppliers, service providers, customers and business partners or venturers ("Critical Third Parties") whose goods, services or business activities are material to the business operations or financial condition of the Company or its Subsidiaries. The Company and its Subsidiaries have developed adequate contingency plans to prevent material loss to or liability of the Company and its Subsidiaries in the event the Company's or its Subsidiaries' property or services or any Critical Third Party (or their respective critical suppliers, vendors, service providers, customers and business partners and venturers) fails to be Year 2000 Compliant. The Company has contingency plans for cash availability and liquidity sources.

         SECTION 3.32 Title Companies. Each Subsidiary of the Company which is a title insurance or escrow company has (i) paid to its underwriters all premiums to which each underwriter is entitled, and (ii) complied in all material respects with all requirements set forth in the underwriting agreements to which such Subsidiary is a party, including without limitation, all underwriting and title examination guidelines. No Company Subsidiary which is a title insurance or escrow company has used escrow or trust funds as collateral for loans or for other corporate purposes.

         SECTION 3.33 Representations Not Misleading. No representation or warranty by the Company in this Agreement, or in any exhibit or schedule furnished to Compass or Merger Sub by the Company or its Subsidiaries under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                                   OF COMPASS

         Compass hereby makes the representations and warranties set forth in this Article IV to the Company. Compass has delivered to the Company the Schedules to this Agreement referred to in this Article IV prior to the date hereof. Compass agrees at the Closing to provide the Company with supplemental Schedules reflecting any changes thereto between the date of such Schedules and the date of Closing.

         SECTION 4.1 Organization and Authority.

         (a) Compass is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement.

         (b) Compass is a bank holding company under the Bank Holding Company Act of 1956, as amended, and in good standing under all laws, rules and regulations applicable to bank holding companies. Compass is duly qualified or licensed and in good standing in each jurisdiction which requires such qualification where it owns or leases properties or conducts business.

         SECTION 4.2 Authority Relative to Agreement. Compass has full corporate power and authority and no further corporate proceedings on the part of Compass are necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby, all of which have been duly and validly authorized by Compass' Board of Directors. This Agreement has been duly executed and delivered by Compass and is a duly authorized, valid, legally binding and enforceable obligation of Compass, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles, and subject to such shareholder approvals and such approval of regulatory agencies and other governmental authorities having authority over Compass as may be required by statute or regulation. Compass is not in violation of or default under its Certificate of Incorporation or By-Laws or any agreement, document or instrument under which Compass is obligated or bound, or any law, order, judgment, injunction, award, decree, statute, rule, ordinance or regulation applicable to Compass or any of its Subsidiaries, the violation or breach of which could have a Material Adverse Effect on Compass and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.2, neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all the transactions contemplated hereby, following the receipt of such approvals as may be required from the SEC, the OTS, the FRB, the FDIC, the Commissioner and the Superintendent and any notification to the Insurance Division will (i) conflict with or result in any violation or breach of or default under its Certificate of Incorporation or Bylaws; (ii) violate (with or without the giving of notice or passage of time), any law, order, writ, judgment, injunction, award, decree, rule, statute, ordinance or regulation applicable to Compass, or (iii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any security interest, lien, charge or other encumbrance upon any property or assets of Compass pursuant to, any terms, conditions or provisions of any note, license, instrument, indenture, mortgage, deed of trust or other agreement or understanding or any other restriction of any kind or character, to which Compass is a party or by which any of its assets or properties are bound. Except as set forth on Schedule 4.2, there are no proceedings pending or, to the knowledge of Compass, threatened, against Compass, at law or in equity or before any foreign, federal, state, municipal or other governmental court, department, commission, board, bureau, agency, instrumentality or other person which may result in liability to the Company or its Subsidiaries on the consummation of the transactions contemplated hereby or which would prevent or delay such consummation. Except as set forth in Schedule 4.2, or as contemplated hereby, the corporate existence, business, organization, assets, licenses, permits, authorizations and contracts of Compass will not be terminated or impaired by reason of the execution, delivery or performance by Compass of this Agreement or consummation by Compass of the transactions contemplated hereby, assuming receipt of the required regulatory approvals.

         SECTION 4.3 Financial Reports. Compass has previously furnished the Company a true and complete copy of (i) the 1998 Annual Report to Shareholders, which report (the "Compass 1998 Annual Report") includes, among other things, consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1998 and 1997, the related consolidated statements of income, shareholders' equity and cash flows for the years ended December 31, 1998, 1997 and 1996 and
(ii) Compass' quarterly reports on Form 10-Q for the quarters ended March 31 and June 30, 1999 (the "Quarterly Reports") which reports include among other things unaudited balance sheets of Compass and its Subsidiaries as of March 31 and June 30, 1999 and 1998, respectively, and the related unaudited consolidated statements of income and cash flows for the three- and six-month periods ending March 31 and June 30, 1999 and 1998. The financial statements contained in the Compass 1998 Annual Report and such Quarterly Reports have been prepared in conformity with GAAP applied on a basis consistent with prior periods. The consolidated balance sheets of Compass and its Subsidiaries as of December 31, 1998 and

1997 contained in the Compass 1998 Annual Report fairly present the consolidated financial condition of Compass and its Subsidiaries as of the dates thereof, and the related consolidated statements of income, shareholders' equity and cash flows of Compass and its Subsidiaries contained therein fairly present the results of operations and cash flows thereof for the fiscal years then ended. The unaudited consolidated financial statements of Compass and its Subsidiaries as of March 31 and June 30, 1999 and 1998, contained in Compass' Quarterly Reports, fairly present the financial condition, the results of the operations and changes in cash flows thereof as of such dates and for the periods indicated. For the purposes of this Agreement, all financial statements referred to in this Section 4.3 shall be deemed to include any notes to such financial statements. Compass has made all filings required to be made in compliance with the Exchange Act. None of the information contained in the Compass 1998 Annual Report or Compass' Quarterly Reports is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.4 Capitalization. The shares of Compass Common Stock to be issued pursuant to this Agreement, when so issued, will be duly and validly authorized and issued, fully paid and nonassessable, and not issued in violation of any preemptive rights. As of July 31, 1999, Compass had 113,629,765 shares of common stock, $2.00 per share par value, issued and outstanding. None of the shares of Compass Common Stock to be issued pursuant to this Agreement will be subject to any lien, charge, encumbrance, claim, rights of others, mortgage, pledge or security interest, and none will be subject to any agreements or understandings among any persons with respect to the voting or transfer of such shares of Compass Common Stock except as contemplated hereby.

         SECTION 4.5 Consents and Approvals. No prior consent, approval or authorization of, or declaration, filing or registration with any person, domestic or foreign, is required of or by Compass in connection with the execution, delivery and performance by Compass of this Agreement and the transactions contemplated hereby or the resulting change in control of the Company and its Subsidiaries, except the filing of Articles of Merger under the CBCA and such approvals as may be required from the SEC, the FRB, the OTS, the Commissioner, the Superintendent and the FDIC and any notification to the Insurance Division.

         SECTION 4.6 Availability of the Compass Common Stock. Compass has available a sufficient number of authorized and unissued shares of Compass Common Stock to pay the Merger Consideration, and Compass will not take any action during the term of this Agreement that will cause it not to have a sufficient number of authorized and unissued shares of the Compass Common Stock to pay the Merger Consideration.

         SECTION 4.7 Regulatory Actions. Neither Compass nor any of its Subsidiaries have taken or agreed to take any action or has knowledge of any fact or circumstance that would materially impede or delay receipt of any required regulatory approval.

         SECTION 4.8 Takeover Laws. This Agreement and the Merger contemplated hereby are not subject to the requirements of any "moratorium," "control share," "fair price," "affiliate transactions," "business combination" or other antitakeover laws and regulations of any state applicable to Compass or any of its Subsidiaries.

         SECTION 4.9 Accounting Matters. Neither Compass nor any of its affiliates has taken or agreed to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto.

         SECTION 4.10 Representations Not Misleading. No representation or warranty by Compass in this Agreement nor exhibit or schedule furnished to the Company under and pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         SECTION 4.11 Litigation. There are no material Proceedings pending, or to the knowledge of Compass or its Subsidiaries, threatened against Compass or its Subsidiaries or involving any of their respective properties or assets which are required to be disclosed, but have not been so disclosed, in filings required to be made with the SEC pursuant to the Exchange Act.

         SECTION 4.12 Absence of Certain Changes. Since June 30, 1999, no event has occurred or circumstances arisen that, individually, or taken together, with all other facts, circumstances and events, would have required a filing with the SEC pursuant to the Exchange Act which has not been so filed.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY

         SECTION 5.1 Affirmative Covenants of the Company. For so long as this Agreement is in effect, the Company shall, and shall use its best efforts to cause its Subsidiaries (collectively, the "Acquired Companies") to, from the date of this Agreement to the Closing, except as specifically contemplated by this Agreement:

         (a) operate and conduct the businesses of the Acquired Companies in the ordinary course of business and consistent with prudent banking practices;

         (b) preserve intact the Acquired Companies' corporate existence, business organization, assets, licenses, permits, authorizations, and business opportunities;

         (c) comply with all material contractual obligations applicable to the Acquired Companies' operations;

         (d) maintain all the Acquired Companies' properties in good repair, order and condition, reasonable wear and tear excepted, and maintain the insurance coverages described in Schedule 3.19 (which shall list all Property insured by such coverages) or obtain comparable insurance coverages from reputable insurers which, in respect to amounts, types and risks insured, are adequate for the business conducted by the Acquired Companies and consistent with the existing insurance coverages;

         (e) in good faith and in a timely manner (i) cooperate with Compass and Merger Sub in satisfying the conditions in this Agreement, (ii) assist Compass and Merger Sub in obtaining as promptly as possible all consents, approvals, authorizations and rulings, whether regulatory, corporate or otherwise, as are necessary for Compass and Merger Sub and the Company (or any of them) to carry out and consummate the transactions contemplated by this Agreement, including all consents, approvals and authorizations required by any agreement or understanding existing at the Closing between the Company and any governmental agency or other third party, (iii) furnish information concerning the Acquired Companies not previously provided to Compass required for inclusion in any filings or applications that may be necessary in that regard and (iv) perform all acts and execute and deliver all documents necessary to cause the transactions contemplated by this Agreement to be consummated at the earliest possible date;

         (f) timely file with the OTS, and the FDIC, all financial statements and other reports required to be so filed by any of the Acquired Companies and to the extent permitted by applicable law, promptly thereafter deliver to Compass copies of all financial statements and other reports required to be so filed;

         (g) comply in all material respects with all applicable laws and regulations, domestic and foreign;

         (h) promptly notify Compass upon obtaining knowledge of any default, event of default or condition with which the passage of time or giving of notice would constitute a default or an event of default under the Company Loan Documents and promptly notify and provide copies to Compass of any material written communications concerning the Company Loan Documents;

         (i) between the date of this Agreement and Closing, promptly give written notice to Compass upon obtaining knowledge of any event or fact that would cause any of the representations or warranties of the Company contained in or referred to in this Agreement to be untrue or misleading in any material respect;

         (j) deliver to Compass a list (Schedule 5.1(j)), dated as of the Effective Time, showing (i) the name of each bank or institution where the Acquired Companies have accounts or safe deposit boxes, (ii) the name(s) in which such accounts or boxes are held and (iii) the name of each person authorized to draw thereon or have access thereto;

         (k) deliver to Compass a list (Schedule 5.1(k)), dated as of the Effective Time, showing all liabilities and obligations of the Acquired Companies, except those arising in the ordinary course of their respective businesses, incurred since the Balance Sheet Date, certified by an officer of Company;

         (l) shall continue to have contingency plans for cash availability and liquidity sources;

         (m) promptly notify Compass of any material change or inaccuracies in any data previously given or made available to Compass or Merger Sub pursuant to this Agreement; and

         (n) provide access, to the extent that the Company or its Subsidiaries have the right to provide access, to any or all Property (as defined in Section 3.23) so as to enable Compass to physically inspect any structure or components of any structure on such Property, including without limitation surface and subsurface testing and analyses.

         SECTION 5.2 Negative Covenants of the Company. Except with the prior written consent of Compass or as otherwise specifically permitted by this Agreement, the Company will not and will use its best efforts not to permit the Bank, or any other Subsidiary of the Company, to, from the date of this Agreement to the Closing:

         (a) make any amendment to its articles of incorporation or association or bylaws;

         (b) make any change in the methods used in allocating and charging costs, except as may be required by applicable law, regulation or GAAP and after notice to Compass;

         (c) make any change in the number of shares of the capital stock issued and outstanding, or issue, reserve for issuance, grant, sell or authorize the issuance of any shares of its capital stock or subscriptions, options, warrants, calls, rights or commitments of any kind relating to the issuance or sale of or conversion into shares of its capital stock;

         (d) contract to create any obligation or liability (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with prudent banking practices;

         (e) contract to create any mortgage, pledge, lien, security interest or encumbrances, restrictions, or charge of any kind (other than statutory liens for which the obligations secured thereby shall not become delinquent), except in the ordinary course of business and consistent with prudent banking practices;

         (f) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its material properties or assets, except in the ordinary course of business and consistent with prudent banking practices;

         (g) sell any real estate owned as of the date of this Agreement or acquired thereafter, which real estate qualifies as "other real estate owned" under accounting principles applicable to it, except in the ordinary course of business and consistent with prudent banking practices and applicable banking laws and regulations;

         (h) dispose of or permit to lapse any rights to the use of any material trademark, service mark, trade name or copyright, or dispose of or disclose to any person other than its employees any material trade secret not theretofore a matter of public knowledge;

         (i) except as set forth on Schedule 3.10 and except for regular salary increases granted in the ordinary course of business within the Company or its Subsidiaries' 1999 budgets and consistent with prior practices, grant any increase in compensation or directors' fees, or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer or employee, or adopt, amend or terminate any Employee Benefit Plan or change or modify the period of vesting or retirement age for any participant of such a plan;

         (j) declare, pay or set aside for payment any dividend or other distribution or payment in respect of shares of its capital stock, except for dividends from the Bank to the Company;

         (k) except through settlement of indebtedness, foreclosure, the exercise of creditors' remedies or in a fiduciary capacity, acquire the capital stock or other equity securities or interest of any person;

         (l) make any capital expenditure or a series of expenditures of a similar nature in excess of $100,000 in the aggregate;

         (m) make any income tax or franchise tax election or settle or compromise any federal, state, local or foreign income tax or franchise tax liability, or, except in the ordinary course of business consistent with prudent banking practices, make any other tax election or settle or compromise any other federal, state, local or foreign tax liability;

         (n) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any contract or commitment other than in the ordinary course of business and consistent with prudent banking practices;

         (o) except as contemplated by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of the Company or any of its Subsidiaries;

         (p) issue any certificates of deposit except in the ordinary course of business and in accordance with prudent banking practices;

         (q) make any investments except in the ordinary course of business and in accordance with prudent banking practices;

         (r) modify, amend, waive or extend either the Company Loan Documents or any rights under such agreements;

         (s) modify any outstanding loan, make any new loan, or acquire any loan participation, unless such modification, new loan, or participation is made in the ordinary course of business and in accordance with prudent banking practices;

         (t) sell or contract to sell any part of the Company's or its Subsidiaries' premises;

         (u) change any fiscal year or the length thereof;

         (v) take or agree to take any action that would prevent Compass from accounting for the business combination to be effected by the Merger as a pooling of interests, including, without limitation, any action inconsistent with the provisions of Exhibit C hereto;

         (w) prepay in whole or in part the Company Indebtedness;

         (x) commence operations or acquire any assets into the Real Estate Subsidiaries; or

         (y) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with the obligations of the Company and its directors and its Subsidiaries under this Agreement or any related written agreement. Nothing contained in this Section
5.2 or in Section 5.1 is intended to influence the general management or overall operations of the Company or its Subsidiaries in a manner not permitted by applicable law and the provisions thereof shall automatically be reduced in compliance therewith.

                                  ARTICLE VI.

                              ADDITIONAL AGREEMENTS

         SECTION 6.1 Access To, and Information Concerning, Properties and Records. During the pendency of the transactions contemplated hereby, the Company shall, to the extent permitted by law, give Compass, its legal counsel, accountants and other representatives full access, during normal business hours and upon reasonable advance notice, throughout the period prior to the Closing, to all of the Company's and its Subsidiaries' properties, books, contracts, commitments and records, permit Compass to make such inspections (including without limitation physical inspection of the surface and subsurface of any property thereof and any structure thereon) as they may require and furnish to Compass during such period all such information concerning the Company and its Subsidiaries and their affairs as Compass may reasonably request. All information disclosed by the Company to Compass which is confidential and is so identified to Compass as confidential shall be held confidential by Compass and its representatives, except to the extent counsel to Compass, in its reasonable opinion, has advised it such information is required to or should be disclosed in filings with regulatory agencies or governmental authorities or in proxy materials delivered to shareholders of the Company. In the event this Agreement is terminated pursuant to the provisions of Article VIII, upon the written request of the Company, Compass agrees to destroy or return to the Company all copies of such confidential information.

         SECTION 6.2 Filing of Regulatory Approvals. Compass and the Company shall use their reasonable efforts to file all notices and applications to the FRB, the OTS, the Superintendent, the Commissioner, the FDIC and the Insurance Division which Compass deems necessary or appropriate to complete the transactions contemplated herein, including the merger of the Bank and Compass Bank ("Compass Bank") on or before December 1, 1999. Compass will deliver to the Company and its counsel, and the Company will deliver to Compass and its counsel, copies of all non-confidential portions of any such applications.

         SECTION 6.3 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, Compass and the Company agree to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement. Compass and the Company shall use their respective best efforts to obtain or cause to be obtained consents of all third parties and governmental and regulatory authorities necessary or desirable for the consummation of the transactions contemplated herein.

         SECTION 6.4 Company Indebtedness. Prior to the Effective Time, the Company shall pay all regularly scheduled payments on all Company Indebtedness and shall cooperate with Compass in taking such actions as are reasonably appropriate or necessary in connection with the redemption, prepayment, modification, satisfaction or elimination of any outstanding indebtedness of the Company or its Subsidiaries with respect to which a consent is required to be obtained to effectuate the Merger and the transactions contemplated by this Agreement and has not been so obtained.

         SECTION 6.5 Best Good Faith Efforts. All parties hereto agree that the parties will use their best good faith efforts to secure all regulatory approvals necessary to consummate the Merger and other transactions provided herein and to satisfy the other conditions to Closing contained herein.

         SECTION 6.6 Exclusivity. (a) The Company agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents and advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties. The Company shall promptly advise Compass following the receipt by the Company or any of its Subsidiaries of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Compass of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof. For purposes of this Section 6.6 an "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination or similar transaction involving the Company or its Subsidiaries or any proposal or offer to purchase or acquire in any manner all or a majority of the voting ownership, beneficial ownership or right to vote securities in, or a majority of the assets or deposits of the Company or any of its Subsidiaries, other than the transaction contemplated by this Agreement, provided, however, that nothing contained in this Section 6.6 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions, negotiations or an agreement with, any person or entity that makes an unsolicited Acquisition Proposal after the date hereof if, and only to the extent that the Board of Directors of the Company, after consultation with and based upon the written opinion of outside counsel, concludes in good faith that such action is necessary for the Board of Directors of the Company, to comply with its fiduciary duties to its shareholders under applicable law.

         (b) The Board of Directors of the Company shall not (i) withdraw or modify the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal, unless the Company receives an Acquisition Proposal and the Board of Directors of the Company concludes in good faith, after consultation with and based upon the written opinion of outside counsel, that in order to comply with its fiduciary duties to its shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal or enter into an agreement with respect to such Acquisition Proposal. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors permitted by this Section 6.6(b) shall not constitute a breach of this Agreement by the Company.

         SECTION 6.7 Public Announcement. Subject to written advice of counsel with respect to legal requirements relating to public disclosure of matters related to the subject matter of this Agreement, the timing and content of any announcements, press releases or other public statements concerning the proposal contained herein will occur upon, and be determined by, the mutual consent of the Company and Compass.

         SECTION 6.8 Employee Benefit Plans. Compass presently intends that, after the Effective Time, Compass, the Company and its Subsidiaries will not make additional contributions to the employee benefit plans that were sponsored by the Company or an ERISA Affiliate immediately prior to the Effective Time. Compass agrees that the employees of the Company and its Subsidiaries who are retained as employees of Compass or Compass Bank will be entitled to participate as newly hired employees in the employee benefit plans and programs maintained for employees of Compass and its affiliates, in accordance with the respective terms of such plans and programs, and Compass shall take all actions necessary or appropriate to facilitate coverage of the Company's and its Subsidiaries' employees in such plans and programs from and after the Effective Time, subject to the following:

         (i) Employee Welfare Benefit Plans and Programs: Each employee of the Company and its Subsidiaries retained by Compass will be entitled to credit for prior service with the Company and its Subsidiaries for all purposes under the employee welfare benefit plans and other employee benefit plans and programs (other than those described in subparagraph (ii) below and any stock option plans) sponsored by Compass to the extent the Company or any of its Subsidiaries sponsored a similar type of plan which the Company or Company Subsidiary employee participated in immediately prior to the Effective Time. To the extent permitted under Compass' existing insurance contracts, any waiting period and preexisting condition exclusion applicable to such plans and programs shall be waived with respect to any such Company or Company Subsidiary employee. For purposes of determining each Company or Company Subsidiary employee's benefit for the year in which the Merger occurs under the Compass vacation program, any vacation taken by a Company or Company Subsidiary employee preceding the Effective Time for the year in which the Merger occurs will be deducted from the total Compass vacation benefit available to such employee for such year. Compass agrees that for purposes of determining the number of vacation days available with respect to each Company employee for the year in which the Merger occurs, that the number of vacation days for such year shall be determined under the Company or its Subsidiaries vacation policies in effect as of January 1, 1999.

         (ii) Employee Pension Benefit Plans: Each Company and Company Subsidiary employee retained by Compass shall be entitled to credit for past service with the Company and its Subsidiaries for the purpose of satisfying any eligibility or vesting periods applicable to the Compass employee pension benefit plans which are subject to Sections 401(a) and 501(a) of the Code (including, without limitation, the Compass 401(k)/ESOP Plan). Notwithstanding the foregoing, Compass shall not grant any prior years of service credit to employees of the Company and its Subsidiaries with respect to any defined benefit pension plans sponsored (or contributed to) by Compass; instead, Company and Company Subsidiary employees shall be treated as newly hired employees of Compass as of the date following the Effective Time for purposes of determining eligibility, vesting and benefit accruals thereunder.

         The Company shall take such actions as may be necessary to terminate the 401(k) plan sponsored by the Company effective immediately prior to the Effective Time.

         SECTION 6.9 Merger of Bank. Compass presently intends to cause the Bank to merge into Compass Bank immediately after the Effective Time, and the Company agrees to cause the Bank and its other Subsidiaries to execute documents and take actions (conditioned on the Merger being effective) and otherwise cooperate with Compass during the time the Merger transaction is pending in order to facilitate such merger of the Bank into Compass Bank immediately after the Closing.

         SECTION 6.10 Environmental Investigation; Right to Terminate Agreement.

         (a) Compass and its consultants, agents and representatives, shall have the right to the same extent that the Company and its Subsidiaries have such right, but not the obligation or responsibility, to inspect any Controlled Property, upon reasonable advance notice, including, without limitation, for the purpose of conducting asbestos surveys and sampling, and other environmental assessments and investigations ("Environmental Inspections"). Compass' right to conduct Environmental Inspections shall include the right to sample and analyze air, sediment, soil and groundwater of any Controlled Property to the same extent that the Company or its Subsidiaries have such right. Compass may conduct such Environmental Inspections at any time subject to Section 6.10(d) below.

         (b) Using an approach and scope which is equivalent to the written environmental policies of Compass, a copy of which has been delivered to the Company, the Company and its Subsidiaries shall cause to be performed, and subsequently evaluate the results of, an environmental investigation of any Property acquired, leased, foreclosed, managed or controlled by the Company or its Subsidiaries, or in which the Company or its Subsidiaries acquires a security interest, in each case between the date hereof and the Closing Date, and the scope and results of which shall be acceptable to Compass in its sole reasonable discretion. The Company shall not be required to conform its commitment language to customers to the commitment language used by Compass, subject to the Company's compliance with the foregoing sentence.

         (c) Compass shall notify the Company of any Environmental Inspections of Controlled Property which it intends to conduct, and the Company may place reasonable restrictions on the time of such inspections. Upon Compass' notification to the Company of the Controlled Property upon which it intends to conduct such physical inspections, the Company and its Subsidiaries shall notify the owner of such Controlled Property and use their reasonable best efforts to secure access to such Controlled Property for Compass. Compass shall notify the Company on or prior to January 15, 2000 of any Controlled Properties that, in the sole discretion of Compass, are not acceptable and require further assessment, remediation, correction, or monitoring ("Environmental Response"). Compass shall order Phase I environmental reports within 15 days of the execution of this Agreement.

         (d) (1) With respect to any Controlled Property that Compass has notified the Company is not acceptable and requires Environmental Response, the Company shall promptly prepare a remediation plan acceptable to Compass, and use best efforts to obtain approval of such remediation plan by the Colorado Department of Public Health and Environment or any other appropriate governmental authority ("Environmental Regulatory Authority"), if approval is necessary, and implement the same on or prior to Closing.

             (2) Notwithstanding the foregoing, and without limiting any rights of Compass to terminate this Agreement, the Company shall not be obligated to incur aggregate expenditures in excess of $500,000 in connection with Environmental Response, preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties (the "Aggregate Environmental Expense Limit"); provided, however, that the determination of the Aggregate Environmental Expense Limit shall include the aggregate expenses in connection with Environmental Response and preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Property (as defined under the Ancillary Agreements as defined herein), under this Agreement and the Ancillary Agreements.

         (e) Each party hereto agrees to indemnify and hold harmless the other party for any claims for damage to the Controlled Property or injury or death to persons in connection with any Environmental Inspection of the Controlled Property to the extent such damage, injury or death is directly attributable to the negligent actions or negligent omissions of such indemnifying party. Compass shall have no liability or responsibility of any nature whatsoever for the results, conclusions or other findings related to any Environmental Inspection. If this Agreement is terminated, then except as otherwise required by law, Compass shall have no obligation to make any reports to any governmental authority of the results of any Environmental Inspection, but such reporting shall remain the responsibility of and within the discretion of the Company. Compass shall have no liability to the Company or its Subsidiaries for making any report of such results to any governmental authority.

         (f) Compass shall have the right to terminate this Agreement in the following circumstances:

             (i) the factual substance of any warranties set forth in Section
3.23 is not true and accurate irrespective of the knowledge or lack of knowledge of the Company, and losses, damages, Environmental Response costs, liabilities (INCLUDING WITHOUT LIMITATION STRICT LIABILITIES), fines, penalties, costs and expenses which might arise therefrom could reasonably be expected to exceed the Aggregate Environmental Expense Limit;

              (ii) if the Environmental Inspection identifies any past or present event, condition or circumstance that, based on the reasonable estimates of the environmental professionals referred to in this Section 6.10, may currently or in the future require expenditures by the Company or its Subsidiaries, in connection with (1) Environmental Response of any Controlled Property (including without limitation eventual removal of asbestos-containing material), (2) preparing and obtaining approval by the appropriate Environmental Regulatory Authority of remediation plans with respect to Controlled Properties, or (3) any violations of applicable Environmental Laws, which expenditures individually or in the aggregate may exceed the Aggregate Environmental Expense Limit;

              (iii) Compass is not permitted to conduct an Environmental Inspection of any currently Controlled Property and Property that becomes Controlled Property after the date hereof to the extent it deems appropriate, consistent with the provisions of Section 6.10(a);

              (iv) If on or before Closing, for each Controlled Property identified by Compass as unacceptable and requiring Environmental Response, the Company does not deliver to Compass written evidence acceptable to Compass that the Company has used best efforts to develop a remediation plan approved by the applicable Environmental Regulatory Authority, and implemented the same.

         (g) The Company agrees to make available to Compass and its consultants, agents and representatives all documents and other material relating to environmental conditions of the Property in its possession including, without limitation, the results of all other environmental inspections and surveys. The Company also agrees that all engineers and consultants who prepared or furnished such reports may discuss such reports and information with Compass and shall be entitled to certify the same in favor of Compass and its consultants, agents and representatives in such a manner which will entitle Compass to rely upon such reports and make all other data available to Compass and its consultants, agents and representatives. At the written request of the Company, Compass agrees to provide the Company with a copy of all environmental reports prepared by its consultants as a result of the Environmental Inspections.

         SECTION 6.11 Proxies. The Company acknowledges that the persons listed in Schedule 6.11 have agreed that they will vote the Shares owned by them in favor of this Agreement and the transactions contemplated hereby, subject to required regulatory approvals, and that they will retain the right to vote such Shares during the term of this Agreement and have given Compass a proxy to vote such Shares in favor of the Merger if they should fail to do so, pursuant to a Voting Agreement and Irrevocable Proxy in substantially the form attached hereto as Exhibit D.

         SECTION 6.12 Exchange Agreement. Immediately prior to the Effective Time, the Company and Compass agree to enter into, and Compass agrees to cause Merger Sub to enter into, the Exchange Agreement with the Exchange Agent, or if the Exchange Agent refuses to serve as exchange agent, such other exchange agent as shall mutually agreed to by the Company and Compass.

         SECTION 6.13 Year 2000 Investigation.

         (a) Using an approach and scope which is equivalent to the Year 2000 risk management policies and procedures for Year 2000 credit exposure of Compass previously delivered to the Company ("Year 2000 Inspection"), the Company and its Subsidiaries shall cause to be performed, and subsequently evaluate the results of, a Year 2000 Inspection of issuers of municipal investment securities where the investment in the securities of any one issuer equals or exceeds $125,000, in each case between the date hereof and the Closing Date, and the scope and results of which shall be acceptable to Compass in its sole reasonable discretion.

         (b) The Company shall provide to Compass on or before December 15, 1999, its initial assessment of all municipal issuers and their appropriate contracting parties or providers subject to Year 2000 Inspections.

         (c) The Company shall use its best efforts to remediate any borrowers or municipal issuers which are assessed as high risk as a result of Year 2000 Inspections.

         (d) The Company agrees to (i) charge-off prior to the Effective Time securities with respect to municipal issuers, and (ii) add in, prior to the Effective Time, to the Company's and its Subsidiaries' loan loss reserves 110% of the collateral deficit for borrowers, as to each such issue or loan determined to be high risk and of uncertain collectibility and are not capable of remediation each as a result of Year 2000 Inspections. The borrowers and the amount of the collateral deficit for any such borrower shall be determined jointly between the Company and Compass, each party to be reasonable in its making a determination.

         (e) The Company has performed unit tests on deposit, loan, ACH, fund transfer, federal line, and telecom switches to determine their Year 2000 Compliant status and has taken remedial action or shall take remedial action as required by the results of such tests in a manner reasonably satisfactory to Compass.

         SECTION 6.14 Director and Officer Indemnification.

         (a) Following the Effective Time and for a period of five years thereafter, Compass shall indemnify, defend, and hold harmless the present and former directors, officers and employees of the Company and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses, including reasonable attorneys' fees, judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, or investigative, arising out of actions or omissions accruing at or prior to the Effective Time) including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that the Company and its Subsidiaries are permitted to indemnify (and advance expenses to) its directors, officers and employees under the Company's and its Subsidiaries' Articles of Incorporation or Association, the Company's and the Subsidiaries' By-laws and indemnification agreements between the Company and any of its

Subsidiaries and their respective directors and officers, as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's, or employee's conduct complies with the standard set forth under the Company's Articles, the Company's and the Subsidiaries' By-laws, and other indemnification agreements between the Company or its Subsidiaries and their respective directors and officers shall be made by independent counsel (which shall not be counsel that provides material services to Compass, the Company or the person seeking indemnification hereunder) selected by Compass and reasonably acceptable to such officer or director or employee. The indemnification provisions currently contained in the Articles of Incorporation or Association, Bylaws and written agreements of the Company and its Subsidiaries shall not be amended after the date hereof.

         (b) Compass agrees that the Company and its Subsidiaries may obtain extended reporting coverage (otherwise known as "tail coverage") under the Company and its Subsidiaries' existing directors and officers liability policy or other similar coverage for two years; provided, however, that the premium expense for such coverage shall not exceed $30,000 in the aggregate over such two-year period.

         (c) Any Indemnified Party wishing to claim indemnification under
Section 6.14(a) upon learning of any action, claim, suit, proceeding or investigation described above shall promptly notice Compass thereof; provided, that the failure to so notify shall not affect the obligations of Compass under
Section 6.13(a) unless and to the extent that Compass is actually prejudiced as a result of such failure.

         (d) If Compass or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of Compass shall assume the obligations set forth in this Section 6.13.

         SECTION 6.15 Exercise of Convertible Securities. The Company shall use its best efforts to cause each holder of outstanding warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares (collectively, the "Convertible Securities") to exercise or convert such Convertible Securities in full prior to the Effective Time.

         SECTION 6.16 Actions Respecting Debentures. Compass and the Company agree to take such actions as are necessary to satisfy the requirements of the Indenture relating to the MB Capital I 8.75% Junior Subordinated Debentures ("Company Subordinated Debentures") in the event of a business combination between the Company and Compass.

         SECTION 6.17 Publication of 30 Days of Post Combination Results. Compass shall publish at the earliest opportunity combined financial results of Compass and the Company covering the first 30 days after the Effective Time so as to permit Company Affiliates and Compass Affiliates to sell immediately after such publication shares of Compass Common Stock under the rules applicable to "pooling of interests" accounting treatment; provided, however, that Compass shall not be required to so publish financial results if the Effective Time occurs in the second month of any calendar quarter other than its regular quarterly press release.

         SECTION 6.18 Notification of Related Party Transactions. The Company shall notify Compass in writing of, and provide Compass a reasonable opportunity to object to, the entering into any new transactions with Affiliates of the Company, other than origination of loans and the sale of loan participations to First State Bank of Hotchkiss each in the ordinary course of business and in accordance with prudent banking practices.

                                  ARTICLE VII.

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) the receipt of regulatory approvals which approvals shall not have imposed any condition or requirement which in the reasonable judgment of Compass would adversely impact the economic or business benefits of the transactions contemplated by this Agreement or otherwise would in the judgment of Compass be so burdensome as to render inadvisable the consummation of the Merger, and the expiration of any applicable waiting period with respect thereto;

         (b) the Closing will not violate any injunction, order or decree of any court or governmental body having competent jurisdiction;

         (c) the approval of the Merger by the Company's shareholders entitled to vote at the Shareholders' Meeting;

         (d) a registration statement covering the Compass Common Stock to be issued in the Merger shall be effective under the Securities Act and any applicable state securities or "blue sky" acts and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose, or any proceedings under the SEC or applicable state securities authorities rules with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any applicable state securities or blue sky authorities;

         (e) the shares of Compass Common Stock to be issued in the Merger shall have been approved for listing on the NASDAQ, subject to official notice of issuance; and

         (f) Compass and the Company shall have received an opinion of counsel from counsel to Compass in substantially the form attached hereto as Exhibit J to the effect that on the basis of certain facts, representations, and opinions set forth in such opinion that the Merger will qualify as a reorganization under
Section 368(a) of the Code. In rendering such opinion, such counsel may require and rely upon and may incorporate by reference representations and covenants, including those contained in certificates of officers and/or directors of Compass, Merger Sub, the Company and others.

         SECTION 7.2 Conditions to the Obligations of Compass and Merger Sub to Effect the Merger. The obligations of Compass and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) the Company shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions, contained in this Agreement to be performed or complied with by it prior to the Effective Time;

         (c) there shall not have occurred a Material Adverse Effect with respect to the Company or its Subsidiaries;

         (d) the directors of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit H attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such directors (except as to their deposits and accounts, and as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company and the Bank) and shall have delivered to Compass their resignations as directors of the Company and its Subsidiaries;

         (e) the executive officers of the Company and its Subsidiaries shall have delivered to Compass an instrument in the form of Exhibit H attached hereto dated the Effective Time releasing the Company and its Subsidiaries from any and all claims of such officers (except as to deposits and accounts and accrued compensation permitted by their respective agreements with the Company or its Subsidiaries and as to their rights of indemnification pursuant to the Articles of Incorporation, Association or Bylaws of the Company and the Bank);

         (f) Compass shall have received the opinions of counsel to the Company acceptable to it as to the matters set forth on Exhibit D attached hereto;

         (g) the holders of no more than the lesser of (i) 10% of the Shares or
(ii) such number of Shares that shall not disqualify the Merger for pooling-of-interest accounting treatment, shall have demanded or be entitled to demand payment of the fair value of their shares as dissenting shareholders;

         (h) Compass shall have received a letter from Arthur Andersen, LLP, dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement;

         (i) the aggregate principal amount of all Company Indebtedness shall not exceed $50,000,000;

         (j) Compass shall have received from holders of the Company's capital stock receiving at least 50% of the total Merger Consideration a representation that they have no plan or intention to sell or otherwise dispose of (i) shares of the Company prior to and in connection with the Merger to the Company or any party related to the Company or Compass and (ii) shares of Compass Common Stock received pursuant to the Merger to Compass or any party related to Compass.

         (k) Compass shall have determined, in its sole reasonable judgment, that the liabilities and obligations set forth on Schedule 5.1(k) do not have a Material Adverse Effect;

         (l) all warrants, options, rights, convertible debentures or other securities entitling the holder thereof to acquire Shares shall have been exercised or converted, or shall have expired, lapsed or terminated, prior to the Effective Time;

         (m) all software, firmware, hardware, equipment, microprocessing chips and other data processing devices and services (both as a recipient and as a provider), capabilities and facilities utilized by, and material to the business operations or financial condition of, the Company and its Subsidiaries shall have been able to record and process all calendar dates since the date of this Agreement correctly and shall have been able to communicate with other applicable systems in a manner that resolves any ambiguities as to century in a properly defined manner;

         (n) all Critical Third Parties of the Company and its Subsidiaries are Year 2000 Compliant in all material respects;

         (o) the transactions contemplated by those certain Agreements and Plans of Merger of even date herewith between Nagrom LLC, Osage 3734 LLC and 1996 Newton LLC, respectively, and Compass ("Ancillary Agreements") shall have been simultaneously consummated herewith;

         (p) The Real Estate Subsidiaries shall not have commenced any operations or acquired any assets;

         (q) that certain Consulting Agreement dated March 3, 1997 between First Fidelity Service Corp. and the Bank shall have been terminated without cost to the Company or its Subsidiaries;

         (r) that certain Amended and Restated Stock Purchase Agreement by and among the Company, Thomas R. Kowalski, the Ryan R. Kowalski Trust, the Realtek Company Profit Sharing Plan and Trust, Thomas Investment Partnership and Orchard Valley Financial Corporation dated as of December 4, 1997 and as further amended on September 1, 1998 shall have been terminated without cost to the Company or its Subsidiaries;

         (s) the Key Man Life Insurance Policy in the amount of $3,000,000 on the life of Thomas R. Kowalski shall have been cancelled;

         (t) the Company and its Subsidiaries shall have accrued and paid all professional fees incurred in connection with this transaction and all change of control payments to employees of Empire Title and Escrow Corporation ("Empire") prior to the Effective Time;

         (u) United General Title Insurance Company ("United") shall have consented to the change of controlling interest in Empire and waived its right to terminate that certain Title Policy Issuing Agreement ("United Agreement") dated March 1, 1999 between United and Empire to the extent such consent and waiver is required under the United Agreement;

         (v) the Company shall have obtained all necessary consents to continue access to information maintained by Colorado Record Data, LLC;

         (w) The Company or Empire shall have obtained clarification from First American Title Insurance Company ("First American") under the Underwriting Agreement dated July 1, 1995 to the effect that the amount of fees Empire shall remit to First American is 15% of the total amount of fees for First American title policies issued through Empire's offices;

         (x) Section 3.3 of the Empire Merger Agreement shall have been amended to provide that such Section 3.3 shall terminate as of the Effective Time; and

         (y) Compass shall have received certificates dated the Closing executed by the Chairman of the Board of the Company and by the Chairman of the Board of its Subsidiaries, and the Secretary or Cashier of the Company and its Subsidiaries, respectively, certifying in such reasonable detail as Compass may reasonably request, to the effect described in Sections 7.2(a), (b), (c), (g),
(i), (l) and (p).

         SECTION 7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are subject to the satisfaction or waiver of the following conditions prior to the Effective Time:

         (a) all representations and warranties of Compass shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

         (b) Compass and Merger Sub shall have performed in all material respects all obligations and agreements and in all material respects complied with all covenants and conditions contained in this Agreement to be performed or complied with by either of them prior to the Effective Time; and

         (c) the Company shall have received the opinion of counsel to Compass and Merger Sub acceptable to it, as to the matters set forth on Exhibit E attached hereto;

         (d) the Company and its Subsidiaries shall have delivered to the directors and executive officers of the Company and its Subsidiaries an instrument in the form of Exhibit I attached hereto dated the Effective Time releasing such directors from any and all claims of the Company and its Subsidiaries (except as to indebtedness or other contractual liabilities); provided, however, that such releases shall not release an action against such directors by Compass or Merger Sub in connection with the transactions contemplated by this Agreement;

         (e) the Company shall have received certificates dated the Closing, executed by an appropriate officers of Compass and Merger Sub, respectively, certifying, in such detail as the Company may reasonably request, to the effect described in Sections 7.3(a) and (b);

         (f) there shall not have occurred a Material Adverse Effect with respect to Compass; and

         (g) the Company shall have received immediately prior to the filing of the Registration Statement, the opinion of Hovde Financial, Inc. and Howe Barnes Investment, Inc. to the effect that the Merger and the Merger Consideration to be received by the shareholders of the Company in connection with the Merger is fair to such shareholders from a financial point of view.

                                 ARTICLE VIII.

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 8.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the shareholders of the Company, but prior to the Effective Time:

         (a) by mutual written consent duly authorized by the Boards of Directors of Compass and the Company;

         (b) by Compass (i) if Compass learns or becomes aware of a state or series of facts or one or more breaches or inaccuracies of any representation or warranty of the Company contained in Article III which constitutes a Material Adverse Effect, (ii) pursuant to Section 6.10, (iii) if Compass learns or becomes aware of a state or series of facts or one or more breaches or inaccuracies of any representation or warranty with respect to Empire Title and Escrow Corporation and/or its Subsidiaries such that, in Compass' reasonable discretion, Compass or Empire Title and Escrow Corporation and/or its or their Subsidiaries may be subject to potential financial losses or potential liabilities in excess of $300,000 in the aggregate; provided, however, that any such losses or liabilities shall not include for these purposes compensation payable to employees of Empire pursuant to those certain Employment Agreements dated April 5, 1999 and additional merger consideration payable to shareholders of Empire pursuant to the Empire Merger Agreement; or (iv) if any of the conditions to Closing contained in Section 7.1 or 7.2 are not satisfied or waived in writing by Compass;

         (c) by the Company if the conditions to Closing contained in Section
7.1 or 7.3 are not satisfied or waived in writing by the Company;

         (d) by Compass or the Company if the Effective Time shall not have occurred on or before the expiration of eight months from the date of this Agreement or such later date agreed to in writing by Compass and the Company;

         (e) by Compass or the Company if any court of competent jurisdiction in the United States or other United States (federal or state) governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have been final and nonappealable;

         (f) by Compass or the Company in the event one or more of the Ancillary Agreements are terminated;

         (g) by the Company if the Company learns or becomes aware of a state or series of facts or one or more breaches or inaccuracies of any representation or warranty of Compass contained in Article IV which constitutes a Material Adverse Effect;

         (h) by the Company in the event the Company enters into an agreement with respect to an Acquisition Proposal in accordance with the provisions of
Section 6.6(b) of this Agreement; provided, however, that the Company may only terminate this Agreement pursuant to this subsection (h) if it simultaneously with such termination delivers to Compass the termination fee provided for in
Section 8.5 hereof;

         (i) by Compass (a) if there shall have been a breach of Section 6.6 hereof, or (b) if at anytime, the Company shall have failed to make its recommendation referred to in Section 1.7 hereof, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Compass; or

         (j) by the Company at any time during the two business day period following the fifth trading day prior to the Closing, if both of the following conditions are satisfied:

              (1) the Average Closing Price is less than $23.00; and

              (2) (i) the number obtained by dividing the Average Closing Price by the Starting Price shall be less than (ii) the number obtained by dividing the Average Index Value by the Index Value on the Starting Date and subtracting
0.15 from the quotient in this clause 2(ii).

              For purposes of this Section 8.1(f), the following terms shall have the meanings indicated:

              "Average Index Value" means the average of the Index Values for the twenty days of trading preceding the fifth trading day prior to the Effective Time.

              "Index Value" on a given date means the Index Value of the NASDAQ Index Banks as published by NASDAQ.

              "Starting Date" means November 4, 1999.

              "Starting Price" shall mean the last reported sale price per share of Compass Common Stock on the Starting Date, as reported by NASDAQ/National Market System.

         SECTION 8.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of Sections 6.1 (as it pertains to confidentiality), 6.10, 8.2, 8.5,
10.1 and 10.8 of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from liability for any breach of this Agreement.

         SECTION 8.3 Amendment.

         (a) To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Board of Directors of the Company, Compass and, if required, Merger Sub at any time before or after adoption of this Agreement by the shareholders of the Company but, after any submission of this Agreement to such shareholders for approval, no amendment shall be made which reduces the Merger Consideration or which materially and adversely affects the rights of the Company's shareholders hereunder without any required approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (b) The parties hereto hereby agree to enter into an amendment of this Agreement for the purpose of adding Merger Sub as a party hereto, which amendment shall be made prior to any submission of this Agreement to shareholders of the Company for their approval. As a condition to the Company's entry into such an amendment, Merger Sub shall deliver to the Company a certificate in substantially the form of Exhibit G attached hereto.

         SECTION 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         SECTION 8.5 Termination Fee. If the Company either (x) violates its obligations set forth in Section 6.6 hereof and this Agreement is terminated pursuant to Section 8.1(i)(a), or (y) prior to termination of this Agreement receives any Acquisition Proposal and this Agreement is thereafter terminated pursuant to Sections 8.1(h) or 8.1(i) as a result of receipt of such Acquisition Proposal, then the Company shall pay to Compass an aggregate fee of $4,000,000 in cash at the time of such termination.

                                  ARTICLE IX.

                                    SURVIVAL

         SECTION 9.1 Survival of Representations and Warranties. The parties hereto agree that all of their respective representations and warranties contained in this Agreement shall not survive after the Effective Time.

                                   ARTICLE X.

                                  MISCELLANEOUS

         SECTION 10.1 Expenses. (a) All costs and expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation, attorneys' fees, accountants' fees, other professional fees and costs related to expenses of officers and directors of the Company and its Subsidiaries, shall be paid by the party incurring such costs and expenses. Each party hereto hereby agrees to and shall indemnify the other parties hereto against any liability arising from any such fee or payment incurred by such party.

         (b) In recognition of the significant expenditure of management time and resources and substantial out-of-pocket expenses incurred by Compass and its Affiliates in connection with the negotiation of this Agreement and the investigation of the transactions contemplated hereby, and in light of the difficulty in calculating the value of such management time, resources and other expenses, the Company agrees to pay Compass in the event that the Company's shareholders do not approve the Merger and there is no Acquisition Proposal, $200,000 in cash; provided, however, that the Company shall not be required to make payment under this Section 10.1(b) if the Company is required to pay a termination fee pursuant to Section 8.5. In the event that each of the conditions to Closing contained in Sections 7.1 and 7.2 are fully satisfied and Compass fails to consummate the Merger, Compass shall pay to the Company an amount equal to $200,000.

         SECTION 10.2 Brokers and Finders. Other than Hovde Financial, Inc. and Howe Barnes Investments, Inc. which have been engaged by the Company, all negotiations on behalf of Compass and the Company relating to this Agreement and the transactions contemplated by this Agreement have been carried on by the parties hereto and their respective agents directly without the intervention of any other person in such manner as to give rise to any claim against Compass, Merger Sub, the Company or its Subsidiaries for financial advisory fees, brokerage or commission fees, finder's fees or other like payment in connection with the consummation of the transactions contemplated hereby.

         SECTION 10.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof, and (b) shall not be assigned by operation of law or otherwise, provided that Compass may assign its rights and obligations or those of Merger Sub to any direct or indirect, wholly-owned, subsidiary of Compass, but no such assignment shall relieve Compass of its obligations hereunder.

         SECTION 10.4 Further Assurances. From time to time as and when requested by Compass or its successors or assigns, the Company, the officers and directors of the Company, or its Subsidiaries, shall execute and deliver such further agreements, documents, deeds, certificates and other instruments and shall take or cause to be taken such other actions, including those as shall be necessary to vest or perfect in or to confirm of record or otherwise the Company's or its Subsidiaries' title to and possession of, all of their respective property, interests, assets, rights, privileges, immunities, powers, franchises and authority, as shall be reasonably necessary or advisable to carry out the purposes of and effect the transactions contemplated by this Agreement.

         SECTION 10.5 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 10.6 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 10.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if in person, by cable, telegram or telex or by telecopy, or five business days after mailing if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:


         if to Compass or Merger Sub:

                  Charles E. McMahen
                  Vice Chairman
                  Compass Bank
                  24 Greenway Plaza
                  Houston, Texas 77046
                  Telecopy No.: (713) 993-8535

                  Daniel B. Graves
                  Associate General Counsel
                  Compass Bancshares, Inc.
                  15 South 20th Street
                  Birmingham, Alabama 35233
                  Telecopy No.:  (205) 933-3043

         with a copy to:

                  Annette L. Tripp
                  Locke Liddell & Sapp LLP
                  3400 Chase Tower, 600 Travis
                  Houston, Texas 77002
                  Telecopy No.:  (713) 223-3717
         if to the Company:

                  Thomas R. Kowalski
                  MegaBank Financial Corporation
                  8100 East Arapahoe Road, Suite 214
                  Englewood, Colorado 80112
                  Telecopy No.:  (303) 741-4473

         with a copy to:

                  Ernest J. Panasci
                  Slivka Robinson Waters & O'Dorisio, A Professional
                    Corporation
                  1099 18th Street, Suite 2600
                  Denver, Colorado 80202-1926
                  Telecopy No: (303) 297-2750

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 10.9 Descriptive Headings. The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 10.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 10.12 Incorporation by References. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

         SECTION 10.13 Certain Definitions.

         (a) "Subsidiary" or "Subsidiaries" shall mean, when used with reference to an entity, any corporation, fifty percent of the outstanding voting securities of which are owned directly or indirectly by such entity or any partnership, joint venture, business trust, or other enterprise in which any entity has, directly or indirectly, any equity interest.

         (b) "Material Adverse Effect" shall mean any material adverse circumstance, event or series of events or circumstances with respect to the financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or results of operations of the Company and its Subsidiaries taken as a whole (or when the reference is to Compass, to Compass and its Subsidiaries, taken as a whole).

         (c) "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules, common law, regulations, guidance documents, directives, and decisions, interpretations and orders of courts or administrative agencies or authorities, relating to the release, threatened release, recycling, processing, use, handling, transportation treatment, storage, disposal, remediation, removal, inspection or monitoring of, or exposure to, Hazardous Substances or protection of human health or safety or the environment (including, without limitation, wildlife, air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, as amended ("SARA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), Hazardous and Solid Waste Amendments of 1984, as amended ("HSWA"), the Hazardous Materials Transportation Act, as amended ("HMTA"), the Toxic Substances Control Act ("TSCA"), Occupational Safety and Health Act ("OSHA"), Federal Water Pollution Control Act, as amended ("FWPCA"), Clean Air Act ("CAA"), and any and all regulations promulgated pursuant to any of the foregoing, as amended.

         (d) "Hazardous Substances" shall mean those substances included within the statutory or regulatory definitions, listings or descriptions of "pollutant," "hazardous material," "contaminant," "toxic waste," "hazardous substance," "hazardous waste," "solid waste," or "regulated substance" pursuant to CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA, and/or any other Environmental Laws, as amended, and shall include, without limitation, any material, waste or substance which is or contains explosives, radioactive materials, oil or any fraction thereof, asbestos, or formaldehyde. To the extent that the laws or regulations of the State of Colorado establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," "pollutant," "contaminant," "regulated substance," or "toxic waste," which is broader than that specified in any of CERCLA, SARA, RCRA, HSWA, HMTA, TSCA, OSHA or any other Environmental Law such broader meaning shall apply.

         (e) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, discarding or abandoning.

         (f) "Knowledge" or "known" -- An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the truth or existence of such fact or other matter. A corporation or bank shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer serving in the capacities set forth on Schedule 10.13(f) hereto (or in any similar capacity) of the corporation or bank, has, or at any time had, knowledge of such fact or other matter.

         (g) "Empire Merger Agreement" shall mean that certain Agreement and Plan of Merger dated as of April 1, 1999 among the Company, MB Title Company, Empire Title and Escrow Corporation, John P. Dwyer, Jr., James A. Cimino, Brian
R. Gray, Linda J. Kelsey, Roger W. Smith, Jr., Gregory C. Erpelding and Lynn T. Cisneros.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                COMPASS BANCSHARES, INC.



By                                     By
    ---------------------------            ------------------------------------
Its:                                   Its



ATTEST:                                MEGABANK FINANCIAL CORPORATION



By                                     By
    ---------------------------            ------------------------------------
Its:                                   Its